AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                                RADIO ONE, INC.,

                                 AS THE BORROWER

                          THE SEVERAL LENDERS FROM TIME

                             TO TIME PARTIES HERETO

                                       AND

                           NATIONSBANK OF TEXAS, N.A.,

                                  AS THE AGENT

                       DATED EFFECTIVE AS OF MAY 19, 1997


                                TABLE OF CONTENTS
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                                                                                    Page
                                                                                    ----
SECTION 1.        CERTAIN DEFINITIONS AND TERMS....................................    2

     1.1      Defined Terms........................................................    2
     1.2      Other Definitional Provisions .......................................   32
     1.3      Computation of Time Periods..........................................   33

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS..................................   33

     2.1      Tranche A Commitments and Tranche A Notes............................   33
     2.2      Tranche B Commitments and Tranche B Notes............................   33
     2.3      Procedure for Borrowing..............................................   34
     2.4      Repayment of Loans...................................................   35

SECTION 3.  LETTERS OF CREDIT......................................................   35

     3.1      L/C Commitment.......................................................   35
     3.2      Procedure for Issuance of Letters of Credit..........................   36
     3.3      Fees, Commissions and Other Charges..................................   36
     3.4      L/C Participations...................................................   36
     3.5      Reimbursement Obligation of the Borrower.............................   38
     3.6      Obligations Absolute.................................................   38
     3.7      Letter of Credit Payments............................................   39
     3.8      Application..........................................................   39

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANSAND LETTERS OF CREDIT............   39

     4.1      Interest Rates and Payment Dates.....................................   39
     4.2      Optional and Mandatory Commitment Reductions and Prepayments.........   40
     4.3      Commitment Fees, etc.................................................   42
     4.4      Computation of Interest and Fees.....................................   43
     4.5      Conversion and Continuation Options..................................   43
     4.6      Minimum Amounts of Eurodollar Tranches...............................   44
     4.7      Inability to Determine Interest Rate.................................   44
     4.8      Pro Rata Treatment and Payments......................................   45
     4.9      Requirements of Law..................................................   46
     4.10     Taxes................................................................   47
     4.11     INDEMNITY............................................................   49
     4.12     Change of Lending Office.............................................   49

                                       i
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
SECTION 5.  REPRESENTATIONS AND WARRANTIES.........................................   50
     5.1      Financial Condition..................................................   50
     5.2      No Change............................................................   50
     5.3      Existence; Compliance with Law.......................................   50
     5.4      Power; Authorization; Enforceable Obligations........................   51
     5.5      No Legal Bar.........................................................   51
     5.6      No Material Litigation...............................................   51
     5.7      No Default...........................................................   52
     5.8      Ownership of Property; Intellectual Property.........................   52
     5.9      No Burdensome Restrictions...........................................   52
     5.10     Taxes................................................................   52
     5.11     Federal Regulations..................................................   53
     5.12     ERISA................................................................   53
     5.13     Investment Company Act; Other Regulations............................   53
     5.14     Restricted Subsidiaries..............................................   54
     5.15     Insurance............................................................   55
     5.16     Authorization Matters................................................   55
     5.17     Environmental Matters................................................   55
     5.18     Accuracy of Information..............................................   57
     5.19     Security Documents...................................................   57
     5.20     Solvency.............................................................   57
     5.21     Labor Matters........................................................   58
     5.22     Prior Names..........................................................   58
     5.23     Chief Executive Office; Chief Place of Business......................   58
     5.24     Real Property; Leases................................................   58
     5.25     Ownership of Stations................................................   58
     5.26     Possession of Necessary Authorizations...............................   59
     5.27     FCC, Copyright, Patent and Trademark Matters.........................   59
     5.28     License Subsidiaries.................................................   59

SECTION 6.  CONDITIONS PRECEDENT...................................................   60

     6.1      Conditions to Effectiveness of this Agreement........................   60
     6.2      Condition to Initial Extension of Credit under Tranche B Facility....   63
     6.3      Conditions to All Extensions of Credit...............................   63

SECTION 7.  AFFIRMATIVE COVENANTS..................................................   65

     7.1      Financial Statements.................................................   65
     7.2      Certificates; Other Information......................................   66
     7.3      Payment of Obligations...............................................   66
     7.4      Conduct of Business and Maintenance of Existence, etc................   67
     7.5      Maintenance of Property; Insurance...................................   67
     7.6      Inspection of Property; Books and Records; Discussions...............   67

                                       ii
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
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

     7.7      Notices..............................................................   67
     7.8      Environmental Laws...................................................   69
     7.9      Collateral...........................................................   69
     7.10     Use of Proceeds......................................................   71
     7.11     New Restricted Subsidiaries..........................................   71
     7.12     Taxes................................................................   71
     7.13     Further Assurances...................................................   71
     7.14     Appraisals of Collateral.............................................   72

SECTION 8.  NEGATIVE COVENANTS.....................................................   72

     8.1      Financial Condition Covenants........................................   72
     8.2      Limitation on Indebtedness and Preferred Stock.......................   74
     8.3      Limitation on Liens..................................................   75
     8.4      Limitation on Fundamental Changes....................................   75
     8.5      Limitation on Sale of Assets.........................................   75
     8.6      Limitation on Restricted Payments; Other Payment Limitations.........   76
     8.7      Limitation on Acquisitions...........................................   77
     8.8      Investments..........................................................   77
     8.9      Limitation on Transactions with Affiliates...........................   77
     8.10     Limitation on Restrictions on Restricted Subsidiary Distributions....   78
     8.11     Limitation on Lines of Business......................................   79
     8.12     Limitation on Sale or Issuance of Equity Interests...................   79
     8.13     Limitation on Material Agreements....................................   80
     8.14     Limitation on Asset Swaps............................................   80
     8.15     Certain Intercompany Matters.........................................   81

SECTION 9.  EVENTS OF DEFAULT......................................................   81

SECTION 10.  THE AGENT.............................................................   85

     10.1     Appointment..........................................................   85
     10.2     Delegation of Duties.................................................   85
     10.3     EXCULPATORY PROVISIONS...............................................   85
     10.4     Reliance by the Agent................................................   86
     10.5     Notice of Default....................................................   86
     10.6     Non-Reliance on the Agent and the Other Lenders......................   86
     10.7     INDEMNIFICATION......................................................   87
     10.8     The Agent in Its Individual Capacity.................................   87
     10.9     Successor Agent......................................................   88

SECTION 11.  MISCELLANEOUS.........................................................   89

     11.1     Amendments and Waivers...............................................   89
     11.2     Notices..............................................................   89
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                                      iii
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
     11.3     No Waiver; Cumulative Remedies.......................................   90
     11.4     Survival of Representations and Warranties...........................   90
     11.5     Payment of Expenses and Taxes........................................   90
     11.6     Successors and Assigns; Participations and Assignments...............   91
     11.7     Adjustments; Set-off.................................................   94
     11.8     Counterparts; When Effective.........................................   95
     11.9     Severability.........................................................   95
     11.10    Integration..........................................................   95
     11.11    GOVERNING LAW........................................................   95
     11.12    VENUE; SERVICE OF PROCESS............................................   96
     11.13    Acknowledgements.....................................................   96
     11.14    WAIVERS OF JURY TRIAL................................................   97
     11.15    Maximum Interest Rate................................................   97
     11.16    Confidentiality......................................................   98
     11.17    Amendment and Restatement............................................   98
     11.18    FINAL AGREEMENT......................................................   99

                                       iv
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

Exhibits

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Compliance Certificate
Exhibit C         -        Form of Restricted Subsidiary Guaranty
Exhibit D         -        Form of Operating Agreement
Exhibit E         -        Form of Perfection Certificate
Exhibit F         -        Form of Restricted Subsidiary Pledge Agreement
Exhibit G         -        Form of Restricted Subsidiary Security Agreement
Exhibit H-1       -        Form of Tranche A Note
Exhibit H-2       -        Form of Tranche B Note
Exhibit I         -        Form of Notice of Borrowing
Exhibit J         -        Form of Notice of Conversion/Continuation
Exhibit K         -        Form of Closing Certificate
Exhibit L         -        Form of Legal Opinion of Kirkland & Ellis
Exhibit M         -        Form of Legal Opinion of  FCC counsel
Exhibit N         -        Form of Confirmation of Liens
Exhibit O         -        Form of Alternative Note


                                        v
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Schedules
---------

Schedule 1.1      -        Commitments and Addresses of Lenders
Schedule 5.4      -        Required Consents and Approvals
Schedule 5.6      -        List of Outstanding Litigation
Schedule 5.14(a)  -        List of Restricted Subsidiaries and Owners of Equity Interests
Schedule 5.14(b)  -        List of Shareholder and Voting Agreements, Warrants,
                           Restrictions on Transfer of Equity Interests
Schedule 5.22(a)  -        Prior Trade Names
Schedule 5.22(b)  -        Current Trade Names
Schedule 5.23     -        Chief Executive Office; Chief Place of Business
Schedule 5.24     -        List of Real Property Owned and Leased
Schedule 5.25     -        Stations Owned
Schedule 5.26     -        List of Petitions, Actions, Investigations, Notices of
                           Violation or Forfeiture, Complaints and Proceedings
                           before the FCC
Schedule 5.27     -        Patents and Trademarks
Schedule 8.2      -        Indebtedness
Schedule 8.9      -        Existing Affiliate Transactions

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of May 19, 1997 among Radio One, Inc., a Delaware corporation (the "Borrower"), the several lenders from time to time parties hereto (the "Lenders") and NationsBank of Texas, N.A., as the Agent for the Lenders.

                              PRELIMINARY STATEMENT

                  Radio One, Inc., a District of Columbia corporation (predecessor in interest to the Borrower), the Subsidiaries of Radio One, Inc., a District of Columbia corporation, from time to time parties thereto, NationsBank of Texas, N.A., as agent for the lenders party thereto and individually as a lender and the other lenders from time to time party thereto (including NationsBank, the "Existing Lenders") entered into that certain Amended and Restated Credit Agreement, dated as of June 6, 1995 (as amended, the "Existing Credit Agreement").

                  On May 19, 1997, the Borrower (i) issued 12% Senior Subordinated Notes due 2004 to certain investors pursuant to an offering under Rule 144A of the Securities Act, (ii) repaid all of the outstanding indebtedness and other obligations due under the Existing Credit Agreement, (iii) exchanged the Existing Subordinated Notes (hereinafter defined) for the Senior Preferred Stock (hereinafter defined) and (iv) acquired WPHI-FM, licensed to Jenkintown, Pennsylvania (collectively, the "Related Transactions").

                  In  connection  with the Related  Transactions,  the  Existing
Lenders (other than NationsBank) assigned all of their rights, interests and commitments under the Existing Credit Agreement to NationsBank pursuant to that certain Assignment and Acceptance, dated effective as of May 19, 1997, among the Existing Lenders (the "Assignment"). After such Assignment, NationsBank and the Borrower entered into that certain Fourth Amendment to Credit Agreement, dated May 19, 1997, pursuant to which the Borrower and NationsBank agreed to, among other things, reduce the aggregate commitment thereunder to $7,500,000 and, at a later date, evidence their agreements to further modifications to the Existing Credit Agreement as set forth herein.

                  The Borrower and NationsBank desire to enter into this Amended and Restated Credit Agreement to evidence their agreements with respect to certain further modifications to the Existing Credit Agreement.

                  In consideration of the premises, the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                   SECTION 1.

                          CERTAIN DEFINITIONS AND TERMS

                  1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  "ABR" means the fluctuating rate of interest per annum as shall be in effect from time to time equal to the sum of (a) 1.375% per annum, plus (b) the greater of (I) the rate of interest announced publicly by the Agent from time to time as its U.S. dollar prime commercial lending rate (which rate may or may not be the lowest rate of interest charged by the Agent) and (ii) the sum of 0.5% plus the Federal Funds Rate. The ABR shall be adjusted automatically as of the opening of business on the effective date of each change in the prime commercial lending rate or Federal Funds Rate to account for such change.

                  "ABR  Loan"  means any Loan that  bears  interest  at the ABR.

                  "Acquisitions" has the meaning set forth in Section 8.7.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control of" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means NationsBank of Texas, N.A., as agent for the Lenders pursuant to this Agreement, and its successors and assigns in such capacity as appointed pursuant to Section 10.9.

                  "Aggregate Commitment" means the sum of all of the Commitments of all of the Lenders (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein).

                  "Aggregate Outstandings of Tranche A Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Tranche A Loans made by such Lender then outstanding and (b) such Lender's Specified Percentage of the Tranche A L/C Obligations then outstanding.

                  "Aggregate Outstandings of Tranche B Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Tranche B Loans made by such Lender then outstanding and (b) such Lender's Specified Percentage of the Tranche B L/C Obligations then outstanding.

                  "Agreement" means this Amended and Restated Credit Agreement, including the Schedules and Exhibits, as the same may be amended, modified, restated, supplemented, renewed, extended, increased, rearranged or substituted from time to time.

                  "Allied Warrant" means that certain contingent Warrant to be issued by Borrower to Allied Capital Financial Corporation in connection with the acquisition of station WYCB-AM, Washington, D.C. by an Unrestricted Subsidiary of the Borrower, to be exercised for the number of shares of Series A 15% Senior Cumulative Redeemable Stock of the Borrower having a liquidation value of up to Four Million Dollars ($4,000,000) but only to be exercised upon a default under the $4,000,000 promissory note given by such Unrestricted Subsidiary to Allied where foreclosure on the stock and assets of the Unrestricted Subsidiary are insufficient to cover the full amount of such promissory note.

                  "Alternative  Note"  has the  meaning  set  forth  in  Section
11.6(d).

                  "Alternative Noteholder" has the meaning set forth in Section 11.6(e).

                  "Amended and Restated Certificate of Incorporation" means that certain Amended and Restated Certificate of Incorporation of Radio One, Inc. filed with the Secretary of State of Delaware on May 16, 1997, as amended from time to time in accordance with the terms hereof and thereof.

                  "Application" means an application, in form and substance consistent with this Agreement and mutually satisfactory to the Borrower and the Issuing Lender, requesting the Issuing Lender to open a Letter of Credit and designating whether such Letter of Credit is to be issued under the Tranche A Facility or the Tranche B Facility.

                  "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval and other customary closing conditions, that the Borrower in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Broadcast Assets between the Borrower or any of its Wholly Owned Restricted Subsidiaries and another Person or group of Affiliated Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

                  "Assignee" has the meaning set forth in Section 11.6(C).

                  "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit A.

                  "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC and other Governmental Authorities.

                  "Available Tranche A Commitment" means at any time, as to any Lender, an amount equal to (a) the amount of such Lender's Tranche A Commitment at such time, minus (b) such Lender's Aggregate Outstandings of Tranche A Credit at such time.

                  "Available Tranche B Commitment" means, as to any Lender, an amount equal to (a) the amount of such Lender's Tranche B Commitment at such time, minus (b) such Lender's Aggregate Outstandings of Tranche B Credit at such time; provided, however that the Borrower may not borrow, or request the issuance of a Letter of Credit, under any Tranche B Commitment until such time as such Lender's Aggregate Outstandings of Tranche A Credit equals its Tranche A Commitment.

                  "Board" means the Board of Governors of the Federal Reserve System.

                  "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Borrowing Date" means any Business Day (I) specified in a Notice of Borrowing pursuant to Section 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder or (ii) specified in an Application pursuant to Section 3.2 as a date on which the Borrower requests the Issuing Lender to issue Letters of Credit hereunder.

                  "Broadcast   Assets"  means  assets  used  or  useful  in  the
ownership or operation of a Station.

                  "Broadcast Cash Flow" means Operating Cash Flow plus Corporate Overhead Expense.

                  "Budget" has the meaning set forth in Section 7.2(e).

                  "Business" has the meaning set forth in Section 5.17(C).

                  "Business Day" means (a) for all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or Baltimore, Maryland are authorized or required by law to close and (b) with respect to all notices and determinations in connection with any borrowings in respect of Eurodollar Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading between prime banks in the London interbank market.

                  "Capital Expenditure" means with respect to any Person any liabilities incurred or expenditures made (net of any casualty insurance proceeds or condemnation awards used to replace fixed assets following a casualty event or condemnation with respect thereto) by such Person that, in conformity with GAAP, is required to be accounted for as a capital expenditure on the consolidated balance sheet of such Person; provided, however, that Capital Expenditures shall not include expenditures incurred in connection with Acquisitions.

                  "Capital Lease Obligations" means with respect to any Person, at any time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the consolidated balance sheet of such Person in accordance with GAAP.

                  "Cash Equivalents" means (I) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of less than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities of less than one year and overnight bank deposits, in each case with any Lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) immediately above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within nine months after the date of acquisition and (vi) interests in money market mutual funds which invest solely in assets in securities of the type described in clauses (I)-(v) immediately above.

                  "Change of Control" means the occurrence of any of the following:

                           (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than any or all of the Principal Shareholders or their Related Parties);

                           (ii)  the   adoption  of  a  plan   relating  to  the
         liquidation or dissolution of the Borrower;

                           (iii) prior to the first Public Equity Offering of the Borrower, either (x) the Principal Shareholders and their Related Parties cease to be the beneficial owner of at least 35% of the voting power of the voting stock of the Borrower or (y) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Warrantholders acquires, directly or indirectly, 35% or more of the voting power of the voting stock of the Borrower by way of merger, consolidation or otherwise;

                           (iv) following the first Public Equity Offering of the Borrower, any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than one or more of the Principal Shareholders and their Related Parties) acquires, directly or indirectly, 35% or more of the voting power of the voting stock of the Borrower by way of merger or consolidation or otherwise; provided that such acquisition will not constitute a "Change of Control" (x) in the case of a Person or group consisting of the Warrantholders, if and for so long as the Principal Shareholders and Related Parties, individually or collectively, own at least 30% of the voting power of the voting stock of the Borrower and have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower, or (y) in the case of any Person or group not including any Warrantholder, unless or until such Person or group owns, directly or indirectly, more of the voting power of the voting stock of the Borrower than the Principal Shareholders and their Related Parties; or

                           (v) the Continuing Directors cease for any reason (other than as a result and during the continuance of a default under the Warrant Agreement entitling the Investors to appoint directors) to constitute a majority of the directors of the Borrower then in office.

For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  "Charter Documents" means with respect to any Person (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person and (b) the bylaws (or the equivalent governing documents) of such Person.

                  "Closing Certificate" has the meaning set forth in Section 6.1(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

                  "Collateral" means all assets of the Borrower and the Restricted Subsidiaries and all common stock and voting securities or securities convertible or exchangeable into common stock or voting securities and all warrants or options or other securities to purchase such common stock and voting securities of the Borrower and all Equity Interests of each of the Restricted Subsidiaries, in each case whether now owned or hereinafter acquired, upon which a lien is purported to be created by any Security Documents.

                  "Commitment" means, as to any Lender, the sum of its Tranche A Commitment and its Tranche B Commitment.

                  "Commitment Letter" means the letter agreement, dated April 25, 1997, to the Borrower from NationsBank, agreed to and accepted by the Borrower on April 29, 1997, as amended.

                  "Common Equity" means the Common Stock and Non-Voting Common Stock of the Borrower, collectively.

                  "Common Stock" means the voting class A common stock, par value $.01 per share, of the Borrower.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

                  "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations and published policies thereunder, as amended and in effect from time to time.

                  "Compliance Certificate" means a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit B.

                  "Confirmation of Liens" has the meaning set forth in Section 6.1(j).

                  "Consolidated Cash Interest Expense" means, with respect to any period, the amount of Consolidated Interest Expense for such period to the extent it represents cash disbursements by the Borrower and its Restricted Subsidiaries during such period.

                  "Consolidated Interest Expense" means, without duplication, with respect to any period, the sum of (a) the interest expense and all capitalized interest of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of debt discount), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of any Capital Lease Obligation paid or accrued or scheduled to be paid or accrued by the Borrower during such period, determined on a consolidated basis in accordance with GAAP; provided, however, that any dividends with respect to the Senior Preferred Stock shall not be considered for purposes of this definition.

                  "Continuing Director" means any member of the Board of Directors of the Borrower who (i) is a member of that Board of Directors of the Borrower on the Effective Date or (ii) was nominated for election by either (a) one or more of the Principal Shareholders (or a Related Party thereof) or (b) the Board of Directors of the Borrower a majority of whom were directors on the Effective Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or such directors.

                  "Contractual Obligation" of any Person means any provision of any security issued by such Person or subordination agreement, indenture, mortgage, deed of trust, security agreement, lease agreement, guaranty, contract, undertaking, instrument or other agreement to which such Person is a party or by which it or any of its property, assets or revenues is bound or to which any of its property, assets or revenues is subject, including, without limitation, with respect to the Loan Parties, obligations in respect of Material Leases, LMA Agreements, the Senior Subordinated Debt Documents, the Preferred Stock Documents, and the documents and instruments executed in connection with the Acquisition of WPHI-FM.

                  "Corporate Overhead Expense" means all general and administrative expenses incurred during any fiscal period which are not associated with, or attributable to, the particular operations of one or more of the Stations and which are properly classified as general and administrative expenses on the Borrower's financial statements, including compensation paid to Senior Management, insurance, rent, professional fees, travel and entertainment expenses; notwithstanding any generally accepted accounting principles to the contrary, Corporate Overhead Expense shall include all compensation and distributions paid to or for the benefit of the Management Stockholders (other than Moore), directly or indirectly.

                  "Customary Permitted Liens" means Liens on the property or assets of any Person (other than Liens arising pursuant to any Environmental Law and Liens in favor of the PBGC):

                  (a) with respect to the payment of Taxes, assessments or governmental charges or levies which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (b) of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by Law created in the ordinary course of business of such Person for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) incurred, or pledges and deposits made, in the ordinary course of business of such Person in connection with worker's compensation, unemployment insurance, pensions or other types of social security benefits;

                  (d) arising with respect to zoning restrictions, licenses, covenants, building restrictions and other similar charges or encumbrances on the use of real property of such Person which do not materially interfere with the ordinary conduct of such Person's business; and

                  (e) minor defects and irregularities in titles, survey exceptions, encumbrances, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes which do not adversely affect the value of the property, or outstanding mineral rights or reservations (including rights with respect to the removal of mineral resource) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Loan Party as of the Effective Date.

                  "Default" means any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition" has the meaning set forth in Section 8.5.

                  "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "EBITDA" of a specified Person means, for any period, the consolidated net income of such specified Person and its Restricted Subsidiaries for such period:

                           (a) plus (without duplication and to the extent involved in computing such consolidated net income) (i) interest expense, (ii) provision for taxes on income or profits and (iii) depreciation and amortization and other non-cash items (including amortization of goodwill and other intangibles and barter expenses), and

                           (b) minus (without duplication and to the extent involved in computing such consolidated net income) (i) any gains (or plus losses), together with any related provision for taxes on such gains (or losses), realized in connection with any sale of assets (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions), (ii) any non-cash or extraordinary gains (or plus losses), together with any related provision for taxes on such extraordinary gains (or losses), (iii) the amount of any cash payments related to non-cash charges that were added back in determining EBITDA in any prior period and (iv) barter revenues, provided, however, that

                           (1) the net income of any other Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof;

                           (2) the net income of any other Person that is a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) or is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof;

                           (3) the net income (loss) of any other Person acquired after the Effective Date in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (to the extent otherwise included); and

                           (4) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business shall be excluded (to the extent otherwise included).

         All of the foregoing will be determined in accordance with GAAP.

                  "Effective Date" has the meaning set forth in Section 11.8.

                  "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity, and including, in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Equity Proceeds" has the meaning set forth in Section 4.2(e).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which NationsBank is offered Dollar deposits at or about 10:00 A.M., Dallas, Texas time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar   Loans"  means   Loans,   the  rate  of  interest
applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%), plus 2.625%:

                             Eurodollar Base Rate
                     ----------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche" means the collective reference to Eurodollar Loans made by the Lenders, the then current Interest Periods of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event  of  Default"  means  any of the  events  specified  in
Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Proceeds" has the meaning set forth in Section 4.2(d).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statutes.

                  "Exchange Agreement" means that certain Exchange Agreement, dated as of June 6, 1995, by and among the Borrower and the Series A Preferred Investors (as such term is defined in the Preferred Stockholders' Agreement), as amended from time to time in accordance with the terms hereof and thereof.

                  "Existing Credit Agreement" has the meaning set forth in the Preliminary Statement.

                  "Existing   Lender(s)"  has  the  meaning  set  forth  in  the
Preliminary Statement.

                  "Existing   Subordinated   Notes"  means  those   certain  15%
Subordinated Promissory Notes due 2003 issued to the Investors pursuant to the Securities Purchase Agreement.

                  "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. All determinations in the covenants of Fair Market Value shall be made by the Board of Directors of the Borrower and shall be evidenced by a resolution of such Board set forth in a certificate of a Responsible Officer delivered to the Agent, upon which the Agent may conclusively rely.

                  "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

                  "FCC License" means any radio broadcast service, community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as reasonably determined by the Agent.

                  "Fee Letter" means that certain letter agreement, dated as of October 31, 1997, between the Agent and the Borrower concerning certain fees to be paid in connection with this Agreement, as such letter agreement may be amended, modified, restated, supplemented, renewed, extended, increased, rearranged or substituted from time to time.

                  "Final Order" means an action by the FCC or other Tribunal that has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no requests by any Person are pending for administrative or judicial review, reconsideration, appeal or stay and the time for filing any such requests and the time to review or comment with respect to any such action and for the FCC or other Tribunal to set aside such action on its own order have expired.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Effective Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Greyhound Agreement" means that certain Loan Agreement, dated as of August 31, 1993, between Radio One, Inc., a District of Columbia corporation (predecessor in interest to the Borrower), Radio One Maryland, Inc. and Greyhound Financial Corporation.

                  "Guaranty" means (i) those certain Guaranties, dated June 6, 1995 from each of Radio One of Maryland, Inc., a Delaware corporation, Radio One License, Inc., a District of Columbia corporation and Radio One of Maryland
License, Inc., a District of Columbia corporation and (ii) that certain Guaranty, dated August 30, 1996, from Radio One License LLC, a District of Columbia limited liability company and (iii) each Guaranty of a Restricted Subsidiary, substantially in the form of Exhibit C, executed and delivered as required pursuant to the terms hereof, as the same may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Guaranty Obligation" means for any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any Indebtedness of any other Person ("primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect
(a) to purchase or pay, or to advance or supply funds for the purchase or payment of such Indebtedness or to purchase, or to advance or supply funds for the purchase of, any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the term Guaranty Obligation shall not include endorsements for collection or deposit, in each case in the ordinary course of the endorser's business.

                  "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under applicable Law, the Lenders are permitted to charge on the Obligations shall change after the Effective Date, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Articles 5069-1D and 5069-1H.002, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 5069-1D"), or (b) if the parties subsequently contract as allowed by applicable Law the quarterly ceiling or the annualized ceiling computed pursuant to Art. 5069-1D; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section 1D.009 of said Art. 5069-1D shall control for purposes of such determination, as applicable.

                  "Hughes" means Catherine L. Hughes.

                  "Immediate Family Member" means, with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

                  "Indebtedness" means, with respect to any Person, whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of surety bonds, letters of credit, bankers' acceptances and similar instruments issued or created for the account of such Person, (iv) all Interest Hedge Agreements of such Person,
(v) any liability secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, (vi) all Disqualified Stock of such Person, and (vii) to the extent not otherwise included, any Guaranty Obligation of such Person; provided, however, in no event shall the Senior Preferred Stock (including any and all accrued dividends thereon) be considered "Indebtedness."

                  "Information" means written information, including, without limitation, certificates, reports, statements (other than financial statements, budgets, projections and similar financial data) and documents.

                  "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent" means pertaining to a condition of Insolvency.

                  "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement and Assignment, dated June 6, 1995, executed and delivered by the Borrower and each other such security agreement, substantially in the same form as the foregoing, executed and delivered by a Restricted Subsidiary as required by the terms hereof, as such security agreements may be amended, modified, restated, supplemented, renewed, extended, rearranged or substituted from time to time.

                  "Intercompany Notes" means that certain Subordinated Line of Credit Note, dated effective as of August 30, 1996, executed by Radio One License LLC, payable to the order of the Borrower and endorsed to the Agent in the original principal amount of $53,000,000.

                  "Interest Coverage Ratio" means, as of the date of any determination, the ratio of (a) Operating Cash Flow to (b) Interest Expense, in each case for the most recently ended four fiscal quarter period.
Notwithstanding the foregoing, the Interest Coverage Ratio (i) for the fiscal quarter ending September 30, 1997, shall be calculated using the Operating Cash Flow and the Interest Expense for the two fiscal quarters ending on such date, and (ii) for the fiscal quarter ending December 28, 1997, shall be calculated using the Operating Cash Flow and the Interest Expense for the three fiscal quarters ending on such date.

                  "Interest Expense" means for any fiscal quarter or fiscal year of the Borrower, as applicable, the aggregate of all interest and fees, including but not limited to agency fees, letter of credit fees and commitment fees actually paid in cash by the Borrower or any of the Restricted Subsidiaries, during such period in respect of Indebtedness, all as determined on a consolidated basis in accordance with GAAP.

                  "Interest Hedge Agreements" means any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or any similar agreements, or arrangements designed to hedge the risk of variable interest rate volatility.

                  "Interest Payment Date" means (a) as to any ABR Loan, (i) the last Business Day of each March, June, September and December prior to the Termination Date and (ii) the Termination Date, (b) as to any Eurodollar Loan
(i) having an Interest Period of three months or less, the last day of such Interest Period, (ii) having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (iii) the Termination Date.

                  "Interest Period":  with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, to the extent available from all Lenders, nine or twelve months thereafter), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, to the extent available from all Lenders, nine or twelve months thereafter), as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investment" means, in any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of a Guaranty Obligation or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. For purposes of
Section 8.8, any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Borrower.

                  "Investors" means Alta Subordinated Debt Partners III, L.P., BancBoston Investments Inc., Grant M. Wilson, Syncom Capital Corporation, Alliance Enterprise Corporation, Greater Philadelphia Venture Capital Corporation, Inc., Opportunity Capital Corporation, Capital Dimensions Venture Fund, Inc., TSG Ventures and Fulcrum Venture Capital Corporation.

                  "Issuing Lender" means NationsBank, provided that, in the event that NationsBank shall be replaced as the Agent pursuant to Section 10.9, no Letter of Credit shall be issued by NationsBank on or after the date of such replacement and (ii) the replacement Agent shall be the Issuing Lender from and after the date of such replacement.

                  "LMA Agreements" means any time brokerage agreement, local marketing agreement, local market affiliation agreement, joint sales agreement, joint operating agreement or joint operating venture for the operation of a radio station or related or similar agreements entered into, directly or indirectly, between any Loan Party and any other Person other than another Loan Party.

                  "Law" means all applicable statutes, laws, ordinances, regulations, rules, guidelines, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, province, possession, township, county, parish, municipality or Tribunal.

                  "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of all unpaid Reimbursement Obligations.

                  "Lender" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Letters  of  Credit"  has the  meaning  set forth in  Section
3.1(a).

                  "License" means as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses.

                  "License Subsidiaries" means any Restricted Subsidiary of the Borrower organized by the Borrower for the sole purpose of holding FCC licenses and other Necessary Authorizations.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Liggins" means Alfred C. Liggins, III.

                  "Loan" means any Loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means this Agreement, the Notes, the Security Documents, the Confirmation of Liens, all UCC financing statements, the Subordination Agreement, any Application, any Interest Hedge Agreements with any Lenders relating to the Loans, the Fee Letter, all certificates executed and delivered by any Loan Party in connection with any Loan Document, any agreements between any Loan Party and the Agent or any Lender in respect of fees or the reimbursement of costs and expenses in connection with the transactions contemplated hereby and any and all other documents, instruments, certificates and agreements now or hereafter executed and delivered by any Person pursuant to or in connection with any of the foregoing, and any and all present or future amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements or substitutions from time to time of all or any part of any of the foregoing.

                  "Loan Parties" means the collective reference to the Borrower and the Restricted Subsidiaries.

                  "Majority Lenders" means at any time when no Loans or L/C Obligations are outstanding, the Lenders having Commitments equal to or more than 66-2/3% of the Total Commitment, and at any time when Loans or L/C Obligations are outstanding, the Lenders with outstanding Loans and participations in L/C Obligations having an unpaid principal balance and face amount, respectively, equal to or more than 66-2/3% of all Loans and L/C Obligations outstanding, excluding from such calculation the Lenders which have failed or refused to fund a Loan or their respective portion of an unpaid Reimbursement Obligation.

                  "Management Stockholders" means Hughes, Liggins and Moore.

                  "Material Adverse Effect" means (i) any adverse effect upon the validity or enforceability of any Loan Document or the rights and remedies of the Lenders thereunder, (ii) any material adverse effect on the business, condition (financial or otherwise), operations, performance, property or assets of (x) the Borrower and its Restricted Subsidiaries taken as a whole or (y) any License Subsidiary or (iii) any material adverse effect upon the ability of any Loan Party to perform its obligations under any Loan Document.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Material Lease" means each lease of real property by any Loan Party, as lessee, sublessee or lessor, which is a radio studio location or antenna, tower or transmitter site.

                  "Moore" means Jerry A. Moore, III.

                  "Mortgages" means each deed of trust, leasehold deed of trust, mortgage, deed to secure debt, leasehold mortgage, collateral assignment of leases or other real estate security document securing the Obligations or any portion thereof and all modifications and supplements to any of the foregoing that are executed and delivered by any Loan Party pursuant to or in connection with any of the Loan Documents, and any and all amendments, modifications, restatements, supplements, renewals, extensions, rearrangements or substitutions from time to time of any of the foregoing.

                  "Multiemployer Plan" means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which the Borrower or any Common Controlled Entity is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

                  "Necessary Authorization" means any license, permit, consent, franchise, order approval or authorization from, or any filing, recording or registration with, any Tribunal (including, without limitation, the FCC) necessary to the conduct of any Loan Party's business or for the ownership, maintenance and operation by any Loan Party of its Stations and other properties or to the performance by any Loan Party of its obligations under any LMA Agreement to which it is a party.

                  "Net Proceeds" means, with respect to any Disposition by any Person, the aggregate cash proceeds received by such Person in respect of such Disposition, which amount is equal to the excess, if any, of:

                  (i) the cash received by such Person (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Disposition, over

                  (ii)     the sum of

                           (a) the  amount  of any  Indebtedness  including  any
                  premium thereon and fees and expenses associated therewith which is required to be repaid by such Person in connection with such Disposition, plus

                           (b) the  out-of-pocket  expenses (1) incurred by such
                  Person in connection with such Disposition, and (2) if such Person is a Restricted Subsidiary, incurred in connection with the transfer of such amount to the parent company or entity of such Person, plus

                           (c) provision for taxes, including income taxes, attributable to the Disposition or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Disposition, plus

                           (d) a reasonable  reserve for the after-tax  costs of
                  any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser in respect of such Disposition undertaken by the Borrower or any of the Restricted Subsidiaries in connection with such Disposition.

                  For purposes of this definition and amounts due under Section 4.2(d), the following are deemed to be cash: (x) the assumption of Indebtedness of the Borrower or any Restricted Subsidiary and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Disposition (other than customary indemnification provisions relating thereto that do not involve the repayment of funded Indebtedness) and (y) securities or notes received by the Borrower or any Restricted Subsidiary from the transferee that are promptly converted by the Borrower or such Restricted Subsidiary into cash.

                  "Net Revenues" means gross revenues less agency commissions, after all proper charges and reserves, as determined in accordance with GAAP.

                  "Non-Excluded Taxes" has the meaning set forth in Section 4.10(a).

                  "Non-U.S.  Lender"  has  the  meaning  set  forth  in  Section
4.10(b).

                  "Non-Voting Common Stock" means the non-voting class B common stock, par value $.01 per share of the Borrower.

                  "Notes" means the collective reference to the Tranche A Notes and the Tranche B Notes.

                 "Notice of Borrowing" has the meaning set forth in Section 2.3.

                  "Notice of Conversion/Continuation" has the meaning set forth in Section 4.5.

                  "Obligations"  means the unpaid  principal  of and interest on
(including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of any Loan Party to the Agent or to any Lender (or, in the case of any Interest Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Hedge Agreement entered into with any Lender (or any Affiliate of any Lender) or any other document executed and delivered by any Loan Party in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

                  "Operating Agreement" means an agreement substantially in the form of Exhibit D.

                  "Operating   Cash  Flow"  means  for  the   Borrower  and  its
Restricted Subsidiaries on a consolidated basis for the period involved, Net Revenues for such period, minus (a) operating expenses for such period as determined in accordance with GAAP (exclusive of depreciation, amortization and barter expenses) incurred or paid during such period, (b) cash Taxes paid during such period and (c) Corporate Overhead Expense. Notwithstanding anything to the contrary contained in the foregoing, the Net Revenues of Unrestricted Subsidiaries may be included in the Net Revenues of the Borrower and the Restricted Subsidiaries but only to the extent of the amount of dividends or distributions paid in cash to the Borrower and the Restricted Subsidiaries from such Unrestricted Subsidiaries. Operating Cash Flow shall exclude the effect of non-cash income or expense (including the effect of any exchange of advertising time for non-cash consideration such as merchandise, services or program material), non-cash losses from Restricted Subsidiaries and any write-up or write-down of assets or write-down of liabilities of the Borrower or its Restricted Subsidiaries, as determined in accordance with GAAP.

                  For purposes of calculating Operating Cash Flow with respect to Stations not owned at all times during the period involved in determining Operating Cash Flow, there shall be (a) included the Operating Cash Flow of any Stations acquired by the Borrower or any Restricted Subsidiary during the period involved in such determination and (b) excluded the Operating Cash Flow of any Stations disposed of by the Borrower or any Restricted Subsidiary during the period involved in such determination, assuming in each such case that such Stations were acquired or disposed of, as the case may be, on the first day of such period.

                  "Operating Lease" means any lease that is an operating lease in accordance with GAAP and that has an initial or remaining noncancellable lease term in excess of one year.

                  "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. ss.ss.651 et seq., as amended.

                  "Participant"  has the meaning set forth in Section 11.6(b).

                  "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Subtitle A of Title IV of ERISA.

                  "Perfection Certificate" means a Perfection Certificate, dated as of October 31, 1997, duly executed by each Loan Party, in the form of Exhibit E and delivered to the Agent pursuant to Section 6.1(v).

                  "Permitted  Escrow  Deposits"  has the  meaning  set  forth in
Section 3.1(a).

                  "Permitted Investments" means:

                           (i) any Investment in the Borrower or any Wholly Owned Restricted Subsidiary;

                           (ii) any Investment in Cash Equivalents;

                           (iii) any Investment in a Person if, as a result of such Investment, (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Borrower, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Borrower or one of its Wholly Owned Restricted Subsidiaries and the Borrower or such Wholly Owned Restricted Subsidiary is the Surviving Person or the Surviving Person becomes a Wholly Owned Restricted Subsidiary, or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or one of its Wholly Owned Restricted Subsidiaries; and

                           (iv) any Investment in accounts and notes receivable acquired in the ordinary course of business.

                  "Permitted  Line of  Business"  has the  meaning  set forth in
Section 8.11.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in
Section 4001(a)(13) of ERISA or a member of such contributing sponsor's "control group" as defined in Section 4001(a)(14) of ERISA.

                  "Pledge Agreements" means (i) that certain Shareholder Pledge Agreement, dated as of June 6, 1995, executed by Hughes, Liggins and Moore in favor of the Agent for the benefit of the Lenders, (ii) that certain Pledge Agreement, dated effective as of May 19, 1997, executed by the Borrower in favor of the Agent for the benefit of the Lenders, (iii) that certain Pledge Agreement, dated as of June 6, 1995, executed by the Investors in favor of the Agent for the benefit of the Lenders (the "Warrantholders' Pledge") and (iv) each Pledge Agreement of a Restricted Subsidiary, substantially in the form of Exhibit F executed and delivered as required pursuant to the terms hereof, as each of the foregoing may be amended, modified, restated, supplemented, renewed, extended, rearranged and substituted from time to time.

                  "Preferred Stock", as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

                  "Preferred Stock Documents" means all of the documents, agreements, instruments, proxies and certificates executed and delivered by any Loan Party in connection with the Senior Preferred Stock or otherwise relating to the Senior Preferred Stock, including but not limited to the Securities Purchase Agreement, the Warrant Agreement, the Exchange Agreement, the Amended and Restated Certificate of Incorporation, the Preferred Stockholders' Agreement, the Warrant Certificates and all security agreements, guaranties, pledge agreements, collateral assignments, mortgages, deeds of trust and other security documents relating to any of the foregoing, all certificates and proxies executed and delivered in connection with any of the foregoing and all other documents, agreements and instruments now or hereafter executed or delivered by any Person in connection with or as security for the payment and performance of the Senior Preferred Stock, as amended, in each case, with the consent (to the extent necessary) of the Lenders required pursuant to the Subordination Agreement.

                  "Preferred Stockholders' Agreement" means that certain Preferred Stockholders' Agreement, dated as of May 14, 1997 by and among the Investors, the Borrower, Radio One Licenses, Inc. (the surviving corporation of the merger of Radio One License LLC) and the Management Stockholders, as amended from time to time and in accordance with the terms hereof and thereof.

                  "Prime Rate" has the meaning set forth in the definition of ABR.

                  "Principal  Shareholders" means Catherine L. Hughes and Alfred
C. Liggins, III and their respective estates, executors and heirs.

                  "Properties" has the meaning set forth in Section 5.17(e).

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Borrower pursuant to an effective registration statement under the Securities Act.

                  "Purchase  Agreement" means that certain  Purchase  Agreement, dated as of May 14, 1997, among the Borrower, as the issuer thereunder, Radio One Licenses, Inc., as a guarantor thereunder, and Credit Suisse First Boston Corporation and NationsBanc Capital Markets, Inc., acting on behalf of themselves and as the representatives of the several initial purchasers thereunder, regarding the sale by the Borrower of the Senior Subordinated Notes.

                  "Purchase  Money   Indebtedness"  means  Indebtedness  of  the
Borrower and the Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Borrower and the Restricted Subsidiaries.

                  "Purchase Money Lien" means any Lien securing solely Purchase Money Indebtedness; provided that (i) any such Lien attaches concurrently with the acquisition of the subject property, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property.

                  "Register" has the meaning set forth in Section 11.6(g).

                  "Reimbursement Obligations" means the obligations of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Related Party" means, with respect to any Principal Shareholder, (i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Principal Shareholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal Shareholder or an Immediate Family Member, or (iii) any Person employed by the Borrower in a management capacity as of the Effective Date.

                  "Reorganization" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "Requirement of Law" means as to any Person, the Charter Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including any Authorization), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president or the chief financial officer of the relevant Loan Party.

                  "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than in each such case distributions payable solely in its Equity Interests that is not Disqualified Stock) and dividends or distributions payable solely to the Borrower or a Wholly Owned Restricted Subsidiary, (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower held by any Person or of any Equity Interests of a Restricted Subsidiary held by any Person (other than a Wholly Owned Restricted Subsidiary), including the exercise of any option to exchange any Equity Interests (other than its Equity Interests of the Borrower that is not Disqualified Stock), or
(iii) the purchase, repurchase, redemption, defeasance (including without limitation, any payment or deposit in respect of defeasance under Article Eight of the Senior Subordinated Notes Indenture) or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Debt.

                  "Restricted Subsidiaries" means a Subsidiary of the Borrower other than an Unrestricted Subsidiary.

                  "Rights" means rights, remedies, powers and privileges.

                  "Sale and Leaseback Transaction" means a transaction whereby any Loan Party becomes liable with respect to any lease, whether an Operating Lease or a capital lease, or any property (whether real, personal or mixed), whether now owned or hereafter acquired, which (a) any Loan Party has sold or transferred or is to sell or transfer to any other Person or (b) any Loan Party intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by any Loan Party to any other Person in connection with such lease.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Securities Purchase Agreement" means that certain Agreement for Purchase and Sale of $17,000,000 Subordinated Secured Promissory Notes Due 2003 and Warrants to Purchase Common Stock of Radio One, Inc., dated as of June 6, 1995, among the Borrower, the Subsidiaries of the Borrower party thereto, Liggins, Hughes, Moore and the Investors, as amended with the consent of the Lenders required pursuant to the Subordination Agreement.

                  "Security  Agreements"  means  (i) that  certain  Amended  and
Restated Borrower Security Agreement, dated effective as of May 19, 1997, executed by the Borrower in favor of the Agent for the benefit of the Lenders;
(ii) that certain Security Agreement [Radio One Licenses, Inc.], dated effective as of May 19, 1997, executed by Radio One Licenses, Inc., a Delaware corporation and (iii) each Security Agreement of a Restricted Subsidiary, substantially in the form of Exhibit G executed and delivered as required pursuant to the terms hereof, as each of the foregoing may be amended, modified, restated, supplemented, renewed, extended, rearranged and substituted from time to time.

                  "Security Documents" means the Security Agreements, the Pledge Agreements, the Intellectual Property Security Agreements, the Mortgages, each Guaranty and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other documents, agreements, instruments and financing statements now or hereafter executed and delivered by any Person in connection with, or as security for the payment or performance of, the Obligations or any part thereof.

                  "Senior Management" shall mean Hughes, Liggins and Scott R. Royster.

                  "Senior Preferred Stock" means (i) 84,843.03 shares of the Series A 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share, (ii) 124,467.10 shares of the Series B 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share and (iii) if exercised, the number of shares of Series A 15% Senior Cumulative Redeemable Preferred Stock to which the holder of the Allied Warrant is entitled thereunder not to exceed an original liquidation value of $4,000,000, provided that the holder of such Allied Warrant has assumed all the obligations and liabilities under, and become a party to, the Standstill Agreement as an "Investor" thereunder.

                  "Senior Subordinated Debt Documents" means any and all agreements relating to the Senior Subordinated Indebtedness, including but not limited to the Senior Subordinated Notes, the Purchase Agreement, the Senior Subordinated Notes Indenture, the Standstill Agreement and the Senior Subordinated Guaranties.

                  "Senior Subordinated Guaranties" means any and all guaranties of the Senior Subordinated Indebtedness.

                  "Senior Subordinated Indebtedness" means the Indebtedness owed by the Loan Parties to the Senior Subordinated Note Holders in an original principal amount not to exceed $85,478,000 which bears interest and has a maturity as set forth in the Senior Subordinated Notes Indenture.

                  "Senior Subordinated Note Holders" means the holders of the Senior Subordinated Notes.

                  "Senior Subordinated Notes" means (a) those certain 12% Senior Subordinated Notes due 2004, from the Borrower in the aggregate original principal amount of $85,478,000, issued pursuant to the Senior Subordinated Notes Indenture; and (b) all senior subordinated notes of the Borrower issued in exchange for the Senior Subordinated Notes on terms substantially identical to the terms of the Senior Subordinated Notes.

                  "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of May 15, 1997, among the Borrower, the Restricted Subsidiaries and United States Trust Company of New York, as trustee for the Senior Subordinated Note Holders, as amended from time to time in accordance with the terms hereof and thereof.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the property of such Person (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Percentage" means at any time, as to any Lender, the percentage of the sum of the Tranche A Commitments and/or the sum of the Tranche B Commitments, as the context requires, then constituted by such Lender's Tranche A Commitment and/or Tranche B Commitment, as the context requires.

                  "Standstill Agreement" means that certain Standstill Agreement, dated as of May 19, 1997, between the Borrower, Radio One Licenses, Inc., the Investors, United States Trust Company of New York, as trustee on behalf of the Senior Subordinated Note Holders, the Management Stockholders and the Agent, which Standstill Agreement was given in substitution and replacement of the Subordination Agreement as amended from time to time in accordance with the terms hereof and thereof.

                  "Station" or "Stations" has the meaning set forth in Section 5.25.

                  "Subordinated Debt" means any Indebtedness of the Borrower or any Restricted Subsidiary if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (i) if incurred by the Borrower, subordinated in right of payment to the Obligations or (ii) if incurred by a Restricted
Subsidiary, subordinated in right of payment to the Guaranty and other Obligations of such Restricted Subsidiary.

                  "Subordinated Guaranties" means those certain Guaranties, dated June 6, 1995, executed and delivered by each of Radio One of Maryland, Inc., a Delaware corporation, Radio One License, Inc., a District of Columbia corporation, and Radio One of Maryland License, Inc., a District of Columbia corporation, guaranteeing the payment and performance of the Existing Subordinated Notes and any other guarantees of any Loan Party guaranteeing the payment or performance of the Existing Subordinated Notes.

                  "Subordinated Pledge Agreement" means that certain Shareholder Pledge Agreement dated June 6, 1995, executed and delivered by the Management Stockholders to Alta Subordinated Debt Partners III, L.P., as secured party for the ratable benefit of the Investors securing the payment of the Existing Subordinated Notes.

                  "Subordination Agreement" means the Standstill Agreement, which Standstill Agreement was given in replacement of that certain Intercreditor and Subordination Agreement, dated as of June 6, 1995, executed by the Loan Parties, the Investors, the Management Stockholders and the Agent. Accordingly, all references in any Loan Document or any other agreement or document to the Subordination Agreement shall mean the Standstill Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of all Voting Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. "Wholly Owned Subsidiary" shall mean (a) any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled, directly or indirectly, and (b) any such partnership, association, joint venture or other entity in which such Person owns or controls, directly or indirectly, 100% of such interests.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Tax Return" means, with respect to any Person, any return, declaration, report, claim for refund, or information return or statement relating to Taxes of such Person, including any schedule or attachment thereto and including any amendment thereof.

                  "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal, excluding, in the case of each Lender and the Agent, taxes based on or measured by its net income, and franchise taxes and any doing business taxes imposed on it, by any jurisdiction (or political subdivisions thereof) in which the Agent or such Lender or any applicable lending office is organized, located or doing business.

                  "Termination  Date" means the earlier of (i) October 31, 2000,
(ii) the date the Commitments under this Agreement are otherwise canceled or terminated in their entirety and (iii) the date all of the Obligations shall become due and payable whether at stated maturity, by acceleration or otherwise in accordance with the term hereof.

                  "Total Available Tranche A Commitment" means the sum of the Available Tranche A Commitments of all of the Lenders.

                  "Total Available Tranche B Commitment" means the sum of the Available Tranche B Commitments of all of the Lenders.

                  "Tranche A Commitment" means as to any Lender, its obligation, if any, to make Tranche A Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in
Schedule 1.1 under the heading "Tranche A Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Tranche A Commitment assigned to such Assignee pursuant to Section 11.6(c) and set forth in the applicable Assignment and Acceptance (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein).

                  "Tranche A Facility" means all of the Tranche A Commitments of all of the Lenders and the Tranche A Loans made, and Letters of Credit issued, thereunder.

                  "Tranche A L/C Obligations" means L/C Obligations relating to Letters of Credit issued under the Tranche A Facility.

                  "Tranche A Loans" as defined in Section 2.1.

                  "Tranche A Note" as defined in Section 2.1.

                  "Tranche B Commitment" means as to any Lender, the obligation of such Lender, if any, to make Tranche B Loans to, and/or to issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Commitment" opposite such Lender's name on Schedule 1.1 or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Tranche B Commitment assigned to such Assignee pursuant to Section 11.6(c) and set forth in the applicable Assignment and Acceptance (in each case, as the same may be increased, reduced or otherwise adjusted from time to time as provided herein).

                  "Tranche B Facility" means all of the Tranche B Commitments of all of the Lenders and the Tranche B Loans made, and Letters of Credit issued, thereunder.

                  "Tranche B L/C Obligations" means L/C Obligations relating to Letters of Credit issued under the Tranche B Facility.

                  "Tranche B Loans" as defined in Section 2.2.

                  "Tranche B Note" as defined in Section 2.2.

                  "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, commonwealth, nation, territory, province, possession, township, county, parish or municipality, whether now or hereafter constituted or existing.

                  "UCC" means the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended from time to time.

                  "Uniform  Customs" means the Uniform  Customs and Practice for
Documentary   Credits  (1993  Revision),   International   Chamber  of  Commerce
Publication No. 500, as the same may be amended from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that is formed or acquired after the Effective Date, which is funded through Investments as permitted by Section 8.8 (as designated by the Board of Directors of the Borrower, as provided below) and (ii) any direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that at the time of the Investment by the Borrower to such Subsidiary (a) neither the Borrower nor any of its Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) other than Investments permitted under Section 8.8, (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Borrower or any Restricted Subsidiary of the Borrower except for transactions with Affiliates permitted by the terms of this Agreement unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower and (d) such Unrestricted Subsidiary does not own any Equity Interest in or Indebtedness of any Subsidiary of the Borrower that has not theretofore been and is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Agent by delivering to the Agent of a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing
conditions.   The  Board  of  Directors  of  the  Borrower  may   designate  any
Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) both immediately after giving effect to such designation, no Default or Event of Default shall exist or will result therefrom, (ii) immediately after giving effect to such designation, the Borrower could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) of the Senior Subordinated Notes Indenture and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred (for purposes of Section 8.2 of this Agreement) on the date such Subsidiary is designated a Restricted Subsidiary.

                  "Unrestricted Subsidiary Indebtedness" means of any Unrestricted Subsidiary, Indebtedness of such Unrestricted Subsidiary (other than a guarantee of Indebtedness of the Borrower or any Restricted Subsidiary which is non-recourse to the Borrower and its Restricted Subsidiaries) (i) as to which neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Borrower or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such Indebtedness of the Borrower or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Voting Equity Interests" means, with respect to any Person, all classes of Equity Interest or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Voting Stock" means the total voting power of all classes of capital stock then outstanding of the Borrower and normally entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.

                  "Warrant   Agreement"   means  that  certain   Warrantholders'
Agreement, dated as of June 6, 1995 among the Borrower, the Management Stockholders and the Investors, as amended by that certain First Amendment to the Warrantholders' Agreement (the "First Amendment to Warrant Agreement"), dated as of May 19, 1997 and as otherwise amended from time to time with the consent of the Lenders to the extent required pursuant to the Standstill Agreement.

                  "Warrant Certificates" means those certain warrant certificates issued to the Investors pursuant to the Securities Purchase Agreement and the Exchange Agreement which warrant certificates were replaced by replacement certificates (entitled "Amended and Restated Warrants") issued in connection with the First Amendment to Warrant Agreement and any and all other warrant certificates issued in replacement or substitution therefor, which Warrant Certificates are pledged to the Agent for the benefit of the Lenders as security for the Obligations.

                  "Warrantholders" means the holders of Warrants issued pursuant to the Securities Purchase Agreement and the Exchange Agreement or shares of Common Stock issued in exchange therefor.

                  "Warrantholders' Pledge" has the meaning set forth in the definition of Pledge Agreements.

                  "Warrants" means those certain Series B Amended and Restated Warrants and those certain Series A Amended and Restated Warrants given in replacement for the warrants issued to the Investors pursuant to the Securities Purchase Agreement and the Exchange Agreement, to purchase an aggregate of
147.04 shares of the Common Equity of the Borrower on a fully diluted basis subject to the terms and provisions of the Warrant Certificates.

                  "Wholly Owned Subsidiary" has the meaning set forth in the definition of Subsidiary.

                  "WPHI-FM" means that certain radio station to be acquired by the Borrower on or before the Effective Date pursuant to the terms and conditions of the WPHI Purchase Agreement, which radio station was formerly known as WDRE-FM.

                  1.2      Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in the Notes or other Loan Documents.

                  (b) As used in any Loan Document, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined in any Loan Document shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Unless stipulated otherwise all references in any of the Loan Documents to "dollars", "money", "payments" or other similar financial or monetary terms, are references to currency of the United States of America and all references to interest are to simple not compound interest.

                  (f) The headings and captions used in any of the Loan Documents are for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents nor affect the meaning thereof.

                  (g) References in this Agreement or any other Loan Document to knowledge by the Borrower or any Subsidiary of events or circumstances shall be deemed to refer to events or circumstances of which any Responsible Officer has actual knowledge or reasonably should have knowledge.

                  (h) References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

                  1.3 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   SECTION 2.

                         AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Tranche A Commitments and Tranche A Notes. (a) Subject to and in reliance upon the terms, conditions, representations and warranties contained in the Loan Documents, each Lender severally agrees to make Loans under its Available Tranche A Commitment to the Borrower from time to time until the Termination Date ("Tranche A Loans"), provided that in no event shall the Aggregate Outstandings of Tranche A Credit of any Lender at any time exceed such Lender's Tranche A Commitment. Until the Termination Date, the Borrower may use the Available Tranche A Commitments by borrowing, prepaying the Tranche A Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Tranche A Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 4.5, provided that no Tranche A Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  (c) In order to evidence the Tranche A Loans, the Borrower will execute and deliver to each Lender a promissory note substantially in the form of Exhibit H-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche A Note"), payable to the order of each Lender and in a principal amount equal to each such Lender's Tranche A Commitment. Each Tranche A Note shall (x) be dated the Effective Date or the date of any reissuance of such Tranche A Note, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with Section 4.1.

                  2.2 Tranche B Commitments and Tranche B Notes. (a) Subject to and in reliance upon the terms, conditions, representations and warranties contained in the Loan Documents, each Lender severally agrees to make Loans under its Available Tranche B Commitment to the Borrower from time to time until the Termination Date ("Tranche B Loans"), provided that in no event shall the Aggregate Outstandings of Tranche B Credit of any Lender at any time exceed such Lender's Tranche B Commitment. Until the Termination Date, the Borrower may use the Available Tranche B Commitments by borrowing, prepaying the Tranche B Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Tranche B Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 4.5, provided that no Tranche B Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  (c) In order to evidence the Tranche B Loans, the Borrower will execute and deliver to each Lender a promissory note substantially in the form of Exhibit H-2, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche B Note"), payable to the order of each Lender and in a principal amount equal to each such Lender's Tranche B Commitment. Each Tranche B Note shall (x) be dated the Effective Date or the date of any reissuance of such Tranche B Note, (y) be stated to mature on the Tranche B Maturity Date and
(z) provide for the payment of interest in accordance with Section 4.1.

                  2.3 Procedure for Borrowing. Subject to the applicable terms and conditions contained in Section 6 of this Agreement, the Borrower may borrow under (i) the Tranche A Commitments at any time prior to the Termination Date and/or (ii) the Tranche B Commitments at any time after the date on which the Total Available Tranche A Commitment equals zero (0), but prior to the Termination Date, on any Business Day by delivery to the Agent of an irrevocable notice substantially in the form of Exhibit I (a "Notice of Borrowing"). A Notice of Borrowing must be received by the Agent prior to 11:00 A.M., Dallas, Texas time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or
(b) on the requested Borrowing Date. A Notice of Borrowing shall specify (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each Eurodollar Tranche and the respective lengths of the initial Interest Periods therefor. Borrowings under the Tranche A Commitments shall be in an amount equal to (x) in the case of

ABR Loans, $100,000 or a whole multiple of $50,000 in excess thereof (or, if the then available amount of the Tranche A Commitments is less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Borrowings under the Tranche B Commitments shall be in an amount equal to (x) in the case of ABR Loans, $100,000 or a whole multiple of $50,000 in excess thereof (or, if the then available amount of the Tranche B Commitments is less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such Notice of Borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Each such Lender will make the amount of its pro rata share of each applicable borrowing available to the Agent for the account of the Borrower at the office of the Agent specified as the Funding Office in Schedule 1.1 prior to 1:00 P.M., Dallas, Texas time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower as so directed by the Borrower in a Notice of Borrowing with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  2.4 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender, (i) the then unpaid principal amount of each Tranche A Loan of such Lender on the Termination Date (or such earlier date on which the Tranche A Loans become due and payable pursuant to Section 9), (ii) the then unpaid principal amount of each Tranche B Loan of such Lender on the Termination Date (or such earlier date on which the Tranche B Loans become due and payable pursuant to Section 9), and
(iii) the amounts  specified  in Section 4.2 on the dates  specified  in Section
4.2. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Agent shall maintain the Register pursuant to Section 11.6(g), and a subaccount therein for each Lender, in which shall be recorded
(i) the amount of each Loan made hereunder, whether the Loan is a Tranche A or a Tranche B Loan, the type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 11.6(g) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit under the Tranche A Facility and under the Tranche B Facility (collectively, the "Letters of Credit") for the account of the Borrower on any Business Day in such customary form as may be approved from time to time by such Issuing Lender; provided that Issuing Lender shall not issue any (i) Letter of Credit under the Tranche A Facility if, after giving effect to such issuance, the Tranche A L/C Obligations would exceed the lesser of (x) $1,000,000 or (y) the Total Available Tranche A Commitment at such time or (ii) Letter of Credit under the Tranche B Facility if, after giving effect to such issuance, the Tranche B L/C Obligations would exceed the lesser of (x) $2,500,000 or (y) the Total Available Tranche B Commitment at such time. Each Letter of Credit shall (i) be denominated in Dollars, (ii) used solely (A) for making good faith escrow deposits in connection with acquisitions of radio stations by the Borrower or any Subsidiary of the Borrower, provided that any agreement, commitment or undertaking made in connection therewith is non-recourse to the Borrower and the Restricted Subsidiaries other than with respect to such escrow deposit ("Permitted Escrow Deposits") or (B) to secure Capital Lease Obligations to the extent permitted hereunder and (iii) expire no later than the earlier of (x) the Termination Date and (y) the date which is 12 months after its date of issuance.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Texas.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any other Lender to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at the office of the Issuing Lender specified in Section 11.2, an application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the

Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

                  3.3 Fees, Commissions and Other Charges. The Borrower shall pay to the Issuing Lender, a letter of credit fee with respect to each Letter of Credit equal to the greater of (i) $500 or (ii) 1% of the face amount of each such Letter of Credit, payable on the date of each issuance of a letter of credit. Such fee shall be nonrefundable.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each Lender, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, for such Lender's own account and risk an undivided interest equal to such Lender's Specified Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with Section 3.5(a), such Lender shall pay to the Issuing Lender upon demand at the office of the Issuing Lender specified in Schedule 1.1 an amount equal to such Lender's Specified Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any Lender to the Issuing Lender pursuant to this Section in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such Lender shall pay to the Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to this Section is not in fact made available to the Issuing Lender by such Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the ABR. A certificate of the Issuing Lender submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any Lender its pro rata share of such payment in accordance with this Section , the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 1:00 p.m., Dallas, Texas time, on a Business Day, distribute to such Lender its pro rata share thereof on the same Business Day or if received later than 1:00 p.m. on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  (d) Notwithstanding anything to the contrary in this Agreement, each Lender's obligation to make the Loans referred to in Section 3.5(b) and to purchase and fund participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 6, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender (it being understood that such reimbursement shall be effected by means of a borrowing of Loans unless the Agent shall determine in its sole discretion that such Loans may not be made for such purpose as a result of a Default or Event of Default pursuant to Section 9(f)), upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at the office of the Issuing Lender specified in Schedule 1.1 in Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., Dallas, Texas time, on a Business Day and otherwise on the next succeeding Business Day.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5, (i) from the date the draft under the affected Letter of Credit is paid by the Issuing Bank to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at a rate per annum equal to the ABR and (ii) thereafter until payment in full at the rate which would be payable on any Loans which were then overdue. Except as otherwise specified in Section 3.5(a), each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a borrowing of Loans that are ABR Loans pursuant to Section 2.3 in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of payment of such drawing and the proceeds of such Loans shall be applied by the Agent to reimburse the Issuing Lender for the amounts paid under such Letter of Credit.

                  3.6 Obligations Absolute. Subject to the penultimate sentence of this Section 3.6, the Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. So long as the Issuing Lender acts in accordance with the standards of care specified in the Uniform Commercial Code of the State of Texas, the Issuing Lender and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Texas, shall be binding on the Borrower and shall not result in any liability of either the Issuing Lender or any Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Lenders of the date and amount thereof. Subject to Section 3.6, the responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS

                              AND LETTERS OF CREDIT

                  4.1 Interest Rates and Payment Dates. (a) Subject to Section 11.15, each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day.

                  (b) Subject to Section 11.15, each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day.

                  (c) (i) Subject to Section 11.15, after the occurrence and during the continuance of an Event of Default, all Loans and Reimbursement Obligations shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.1 plus 2% or (y) in the case of Reimbursement Obligations, at a rate per annum equal to the ABR plus 2% and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee, letter of credit fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the ABR plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  4.2 Optional and Mandatory Commitment Reductions and Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (it being understood that amounts payable pursuant to Section 4.11 do not constitute premium or penalty), upon at least three Business Days' irrevocable notice to the Agent (in the case of Eurodollar Loans) or at least one Business Day's irrevocable notice to the Agent (in the case of ABR Loans), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each. Upon the receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 4.11. Partial prepayments of (i) Tranche A Loans shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof and (ii) Tranche B Loans shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Prepayments will be applied first to the Tranche A Facility and then to the Tranche B Facility.

                  (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Agent (which will promptly notify the Lenders thereof), to terminate the Tranche A Commitments and/or the Tranche B Commitments or, from time to time, to reduce the amount of the Tranche A
Commitments and/or the Tranche B Commitments; provided that (i) any such terminations or reductions shall first be applied as terminations of or reductions in the Tranche A Commitments until the same are eliminated and then as terminations of or reductions in the Tranche B Commitments; and (ii) no such termination or reduction of the Tranche A Commitments or the Tranche B
Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Tranche A Loans or the Tranche B Loans made on the effective date thereof, (x) the sum of the Aggregate Outstandings of Tranche A Credit of all Lenders would exceed the Total Available Tranche A Commitment then in effect or (y) the sum of the Aggregate Outstandings of Tranche B Credit of all Lenders would exceed the Total Available Tranche B Commitment then in effect, as applicable. Any such reduction in the (i) Tranche A Commitments shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof and shall reduce permanently the Tranche A Commitments then in effect and (ii) Tranche B Commitments shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof and shall reduce permanently the Tranche B Commitments then in effect.

                  (c) If at any time the sum of all of the Lenders' Aggregate Outstandings of Tranche A Credit exceed the Total Available Tranche A Commitment then in effect or (ii) the sum of all of the Lenders' Aggregate Outstandings of Tranche B Credit exceed the Total Available Tranche B Commitments then in effect, the Borrower shall, without notice or demand, immediately repay the Tranche A Loans and/or the Tranche B Loans, as applicable, in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or repayment and any amounts payable under Section 4.11. To the extent that, after giving effect to any prepayment of the Tranche A Loans or the Tranche B Loans required by the preceding sentence, the sum of the Tranche A L/C Obligations still exceeds the Total Available Tranche A Commitment or the sum of the Tranche B L/C Obligations still exceeds the Total Available Tranche B Commitment then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Agent. Any amounts deposited in any cash collateral account established pursuant to this
Section 4.2 shall be invested in Cash Equivalents having a one day maturity or such other Cash Equivalents as shall be acceptable to the Agent and the Borrower.

                  (d) In the event of any Disposition, the Net Proceeds of which are not reinvested in Broadcast Assets within 270 days of such Disposition (any such Net Proceeds not so reinvested being herein referred to as "Excess Proceeds"), the Borrower shall (i) repay the Tranche A Loans, together with interest accrued to the date of such payment and any amounts payable under
Section 4.11, in an aggregate amount equal to the Excess Proceeds of such Disposition and (ii) after the Tranche A Loans, shall have been repaid in full, the Excess Proceeds shall be applied in payment of the Tranche B Loans, together with interest accrued to the date of such payment and any amounts payable under
Section 4.11.  To the extent that, after
giving effect to any repayment of the Tranche A Loans and the Tranche B Loans required by the preceding sentence, the principal amount outstanding under such Loans shall have been reduced to zero (0), then any amounts remaining of such Excess Proceeds of any such Disposition shall be deposited into a cash collateral account in the name of the Agent for the benefit of the Lenders to secure the then outstanding L/C Obligations, if any, in such order as the Agent shall determine, up to the aggregate face amount of all such outstanding L/C Obligations, upon terms reasonably satisfactory to the Agent. Notwithstanding the foregoing provisions of this Section 4.2(d), the Borrower and the Restricted Subsidiaries shall not be required to apply any Excess Proceeds in accordance with this Section 4.2(d) unless or until such Excess Proceeds either singularly or when aggregated with all other Excess Proceeds from all Dispositions exceed $1,000,000. Notwithstanding anything to the contrary set forth herein, in the event (i) a Default or Event of Default exists or (ii) the aggregate Excess Proceeds realized since May 19, 1997 equals or exceeds $4,750,000, then (A) any and all Net Proceeds received on or after such events by the Borrower or any Restricted Subsidiary shall be used to repay Loans and to cash collateralize the L/C Obligations as aforesaid and (B) the Tranche A Commitments and then the Tranche B Commitments shall be permanently reduced by the amount of such Net Proceeds.

                  (e) In the event that Equity Interests in the Borrower are issued (other than with respect to the Allied Warrant) or sold by the Borrower, then no later than the third Business Day following the date of receipt of the proceeds from any issuance or sale of such Equity Interests (other than (a) proceeds of the issuance or sale of Equity Interests received on or before the Effective Date; and (b) proceeds from the issuance or sale of Equity Interests to the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower by any Person that was a Restricted Subsidiary of the Borrower immediately prior to such issuance), the Borrower shall (i) repay the Tranche A Loans in an amount equal to the proceeds of such Equity Interests, net of underwriting discounts and commissions and other reasonable costs associated therewith (the "Equity Proceeds") and (ii) after the Tranche A Loans shall have been repaid in full, repay the Tranche B Loans with the balance of such Equity Proceeds; provided that the Borrower shall not be required to repay the Loans under this Section 4.2(e) with any Equity Proceeds that are used by the Borrower to make Investments in Unrestricted Subsidiaries within 30 days of the receipt of such Equity Proceeds, as permitted under Section 8.8(b). Notwithstanding anything to the contrary contained above, if at any time a Default or Event of Default exists, then all Equity Proceeds received on or after such event shall be used to prepay the Loans as aforesaid and in addition to such repayment of the Loans, the Tranche A Commitments and/or the Tranche B Commitments, as applicable, shall also each be permanently reduced by the amount of such repayments.

                  (f) In the event that any Loan Party creates, incurs, acquires or issues any Indebtedness (other than Indebtedness permitted under Section 8.2), then no later than the third Business Day following the date of receipt of the proceeds from the creation, incurrence, acquisition or issuance of any such Indebtedness, the Borrower shall (i) first, repay the Tranche A Loans in an amount equal to such proceeds and (ii) after the Tranche A Loans have been paid in full, repay the Tranche B Loans with the balance of such proceeds. In addition, if at any time a Default or Event of Default exists, then the Tranche A Commitments and/or the Tranche B Commitments, as applicable, shall also each be permanently reduced by the amount of such repayments made on the Tranche A Loans and/or the Tranche B Loans, as applicable.

                  (g) Upon the consummation of any Permitted Acquisition for which an escrow deposit has been made with a Loan advanced or Letter of Credit issued hereunder, the Borrower shall concurrently with the consummation of such Permitted Acquisition, repay the Loans and/or terminate the Letters of Credit issued for such escrow deposits relating thereto in an amount equal to the amount of such escrow deposit.

                  (h) In the case of any reduction of the Commitments, the Borrower shall, if applicable, comply with the requirements of Section 4.2(c). Each repayment of the Loans under this Section 4.2 shall be accompanied by accrued interest to the date of such repayment on the amount repaid and any amounts payable under Section 4.11.

                  4.3 Commitment Fees, etc. (a) Subject to Section 11.15, the Borrower agrees to pay to the Agent for the account of each Lender, a commitment fee computed at the rate of 1/2 of 1% per annum on the average daily amount of the unused Tranche A Commitments of each Lender commencing from the Effective Date. Such commitment fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date on which the Tranche A Commitments shall have terminated.

                  (b) Subject to Section 11.15, until the date of the initial extension of credit under the Tranche B Facility, the Borrower agrees to pay to the Agent for the account of each Lender, a commitment fee computed at the rate of 1/4 of 1% per annum on the amount of the Tranche B Commitments of each Lender commencing from the Effective Date and, after the date of the initial extension of credit under the Tranche B Facility, a commitment fee equal to 1/2 of 1% per annum on the average daily amount of the unused Tranche B Commitments of each Lender commencing from such date of the initial extension of credit under the Tranche B Facility. Such commitment fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date on which the Tranche B Commitments shall have terminated.

                  (c) Subject to Section 11.15, the Borrower shall pay (without duplication of any other fee payable under this Section 4.3) to the Agent, the facility fees with respect to Option B in the amounts and on the dates agreed to in the Commitment Letter and the Fee Letter.

                  4.4 Computation of Interest and Fees. (a) Interest based on the Eurodollar Rate and fees shall be calculated on the basis of a 360-day year for the actual days elapsed; and interest based on the ABR shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Agent in determining any interest rate pursuant to Section 4.1 (a).

                  (c) The fees described in this Agreement, the Fee Letter and the Commitment Letter represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described in the Loan Documents, and expenses otherwise described in the Loan Documents. Fees shall be payable when due in Dollars and in immediately available funds. All such fees shall be non-refundable.

                  4.5 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Agent an irrevocable notice substantially in the form of Exhibit J (a "Notice of Conversion/Continuation"), at least one Business Day prior to such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans or to continue Eurodollar Loans as Eurodollar Loans by giving the Agent a Notice of
Conversion/Continuation at least three Business Days' prior to such election. Any such Notice of Conversion/Continuation to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Conversion/Continuation the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and (ii) no Tranche A Loan may be converted into a Eurodollar Loan if the Interest Period selected therefor would expire after the Termination Date and no Tranche B Loan may be converted into a Eurodollar Loan if the Interest Period selected therefor would expire after the Tranche B Maturity Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Agent, of the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this Section 4.5(b), the Agent shall promptly notify each Lender thereof.

                  4.6 Minimum Amounts of Eurodollar Tranches. All borrowings, conversions, continuations and payments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising (i) each Eurodollar Tranche of Tranche A Loans shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (ii) each Eurodollar Tranche of Tranche B Loans shall be equal to $100,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than six Eurodollar Tranches outstanding at any time.

                  4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Agent shall have determined (which determination shall be made in good faith and shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making, maintaining or converting that portion of the outstanding principal balance of their affected Loans during such Interest Period, the Agent shall give facsimile notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent or the Majority Lenders, as the case may be, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Loans hereunder shall be made, each payment by the Borrower on account of any commitment fee hereunder shall be allocated by the Agent, and any reduction of the Tranche A Commitments or the Tranche B Commitments shall be allocated by the Agent, pro rata according to the respective Specified Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on, or commitment fees related to, the Loans or Reimbursement Obligations shall be allocated by the Agent pro rata according to the respective Specified Percentages of such Loans and Reimbursement Obligations then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., Dallas, Texas time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 11.2, in Dollars and in immediately available funds. Payments received by the Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless, with respect to payments of Eurodollar Loans only, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 4.8 shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover, on demand from the Borrower, such amount with interest thereon at a rate per annum equal to the ABR plus the Applicable Margin in effect on the Borrowing Date.

                  4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof

         (except for Non-Excluded Taxes covered by Section 4.10, net income taxes and franchise taxes (imposed in lieu of net income taxes));

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

                           (iii)   shall   impose  on  such   Lender  any  other
         condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, within five Business Days following receipt by the Borrower of notice from such Lender, through the Agent, in accordance herewith, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined in good faith that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.9, it shall promptly deliver a certificate to the Borrower (with a copy to the Agent), setting forth in reasonable detail an explanation of the basis for requesting such compensation. Such certificate as to any additional amounts payable pursuant to this Section 4.9 submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error provided such determinations are made on a reasonable basis. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 15 days after the Borrower's receipt thereof. The agreements in this Section 4.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.10 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding
(i) net income taxes; (ii) franchise and doing business taxes imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note); (iii) any Taxes, levies, imposts, deductions, charges or withholdings that are in effect and that would apply to a payment to such Lender as of the Effective Date; and (iv) if any Person acquires any interest in this Agreement or any Note pursuant to the provisions hereof, including without limitation a participation (whether or not by operation of law), or a foreign Lender changes the office in which the Loan is made, accounted for or booked (any such Person or such foreign Lender in that event being referred to as a "Tax Transferee"), any Taxes, levies, imposts, deductions, charges or withholdings to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If, when the Borrower is required by this Section 4.10(a) to pay any Non-Excluded Taxes, the Borrower fails to pay such Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.

                  (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such

Non-U.S. Lender (i) is not a "bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any Governmental Authority or rating agency), (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption (or, in the case of a Non-U.S. Lender entitled to a reduced treaty rate, a partial exemption) from, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, along with such other additional forms as the Borrower, the Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) may reasonably request to establish the availability of such exemption. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of Section 4.10, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 4.10(b) that such Non-U.S. Lender is not legally able to deliver, it being understood and agreed that, in the event that a Non-U.S. Lender fails to deliver any forms otherwise required to be delivered pursuant to this Section 4.10(b), or notifies the Borrower that any previously delivered certificate is no longer in force, the Borrower shall withhold such amounts as the Borrower shall reasonably determine are required by law and shall not be required to make any additional payment with respect thereto to the Non-U.S. Lender, unless such failure to deliver or notify is a result of change in law subsequent to the Effective Date.

                  (c) If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Non-Excluded Taxes paid by the Borrower, or as to which it has been indemnified by the Borrower, which refund in the good faith judgment of such Lender (or Transferee) is allocable to such payment made pursuant to this Section 4.10, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund. If any Lender (or Transferee) or the Agent receives a refund in respect of any Non-Excluded Taxes paid by the Borrower, or as to which it has been indemnified by the Borrower, it shall promptly notify the Borrower of such refund and shall, within 15 days after receipt, repay such refund to the Borrower. The agreements in this
Section 4.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.11 INDEMNITY. THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND TO HOLD EACH LENDER HARMLESS FROM ANY LOSS OR EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) DEFAULT BY THE BORROWER IN MAKING A BORROWING OF,

CONVERSION INTO OR CONTINUATION OF EURODOLLAR LOANS AFTER THE BORROWER HAS GIVEN A NOTICE REQUESTING THE SAME IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, (B) DEFAULT BY THE BORROWER IN MAKING ANY PREPAYMENT OF EURODOLLAR LOANS AFTER THE BORROWER HAS GIVEN A NOTICE THEREOF IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT OR (C) THE MAKING OF A PREPAYMENT OF EURODOLLAR LOANS ON A DAY WHICH IS NOT THE LAST DAY OF AN INTEREST PERIOD WITH RESPECT THERETO. SUCH INDEMNIFICATION MAY INCLUDE AN AMOUNT EQUAL TO THE EXCESS, IF ANY, OF (I) THE AMOUNT OF INTEREST WHICH WOULD HAVE ACCRUED ON THE AMOUNT SO PREPAID, OR NOT SO BORROWED, CONVERTED OR CONTINUED, FOR THE PERIOD FROM THE DATE OF SUCH PREPAYMENT OR OF SUCH FAILURE TO BORROW, CONVERT OR CONTINUE TO, BUT NOT INCLUDING, THE LAST DAY OF SUCH INTEREST PERIOD (OR, IN THE CASE OF A FAILURE TO BORROW, CONVERT OR CONTINUE, THE INTEREST PERIOD THAT WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) IN EACH CASE AT THE APPLICABLE RATE OF INTEREST FOR SUCH LOANS PROVIDED FOR HEREIN OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) WHICH WOULD HAVE ACCRUED TO SUCH BANK ON SUCH AMOUNT BY PLACING SUCH AMOUNT ON DEPOSIT FOR A COMPARABLE PERIOD WITH LEADING BANKS IN THE INTERBANK EURODOLLAR MARKET. THIS COVENANT SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

                  4.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Section 4.9 or 4.10(a), it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 4.9 or 4.10(a) or would eliminate or reduce the effect of any adoption or change described in Section 4.9.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

                  5.1 Financial Condition. (a) The consolidated balance sheet of the Borrower and its Restricted Subsidiaries at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen L.L.P., copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its Restricted

Subsidiaries, taken as a whole, as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Except as set forth in Schedule 5.1, during the period from December 31, 1996 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any of its Restricted Subsidiaries of any material part of its business, assets or property and no purchase or other acquisition of any business, assets or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its Restricted Subsidiaries at December 31, 1996.

                  (b) The financial statements of the Borrower and the Restricted Subsidiaries and other information most recently delivered under Sections 7.1(a) and (b) were prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition, results of operations, and cash flows of the Borrower and the Restricted Subsidiaries, taken as a whole, as of, and for the portion of the fiscal year ending on the date or dates thereof (subject in the case of interim statements only to normal year-end audit adjustments and the absence of footnotes).

                  5.2 No Change. Since June 30, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  5.3 Existence; Compliance with Law. The Borrower and each Subsidiary (a) is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                  5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and thereunder, and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. Except as set forth on Schedule 5.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (including any partner or shareholder of any Loan Party, any Affiliate of any Loan Party) is required to be obtained or made by any Loan Party or any other Person, in connection with the execution, delivery and performance of the Loan Documents, other than such as have been obtained or made and are in full force and effect or which are immaterial. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (including any partner or shareholder of any Loan Party or any Affiliate of any Loan Party) is required to be obtained or made by any Loan Party or any Subsidiary of any Loan Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents other than such as have been obtained or made and are in full force and effect or which are immaterial. Each Loan Document to which each Loan Party is a party has been duly executed and delivered on behalf of each such Loan Party. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not (a) violate, result in a default under or conflict with any Requirement of Law or any material Contractual Obligation, in any material respect, of the Borrower or of any of the Restricted Subsidiaries or (b) violate any provision of the charter or bylaws of the Borrower or the Restricted Subsidiaries and will not result in a default under, or result in or require the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation (other than pursuant to the Security Documents).

                  5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower, any of the Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) except as set forth on
Schedule 5.6, which could reasonably be expected to have a Material Adverse Effect.

                  5.7 No Default. Neither the Borrower nor any of the Restricted Subsidiaries is in breach of or default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Intellectual Property. (a) Each of the Borrower and the Restricted Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 8.3. Schedule 5.24 (as supplemented from time to time) accurately describes the location of all real property owned or leased by the Borrower or any Restricted Subsidiary and the location, by State and County of all material tangible personal property associated with Stations owned by the Borrower or any Restricted Subsidiary.

                  (b) The Borrower and the Restricted Subsidiaries have the right to use all trademarks, tradenames, copyrights, technology, know-how or processes ("Intellectual Property") that are materially necessary for the conduct of the business of the Borrower or any of the Restricted Subsidiaries, as applicable.

                  5.9 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of the Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  5.10 Taxes. (a) All United States federal income Tax Returns of each Loan Party required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments which are being contested in good faith by appropriate proceedings, and with respect to which adequate reserves are maintained in accordance with GAAP. Each Loan Party has filed all other Tax Returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law and has paid all taxes and other assessments due pursuant to such returns or pursuant to any assessment received by any Loan Party, except for such taxes and other assessments, if any, as are being contested in good faith, for which the criteria for Customary Permitted Liens have been satisfied, including, without limitation, for which adequate reserves are maintained in accordance with GAAP and which could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Loan Parties in respect of any income and corporation tax liability for any years not finally determined are adequate in accordance with GAAP to meet any assessments or reassessments for additional tax for all years not finally determined.

                  (b) All Taxes and other assessments and levies which the Loan Parties were or are required to withhold or collect have been withheld and collected and have been paid over or will be paid over when due to the proper governmental authorities except to the extent the failure to withhold, collect or pay could not reasonably be expected to have a Material Adverse Effect. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of Borrower, threatening to assert against any Loan Party any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith which could reasonably be expected to have a Material Adverse Effect. No Loan Party is a party to any Tax allocation or sharing arrangement. There are no Liens on any of the assets of any Loan Party that arose in connection with any failure (or alleged failure) to pay any Taxes except as permitted under Section 8.3.

                  5.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  5.12 ERISA. Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (b) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; (d) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

                  5.13 Investment Company Act; Other Regulations. No Loan Party is (a) an "investment company" or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder or (b) a "holding company" or a "subsidiary" or "affiliate" of a "holding company" or a "public utility," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act or any regulations thereunder, including, without limitation, Regulations G, T, U and X of the Federal Reserve Board. The making of the Loans and the issue and acquisition of the Notes do not constitute "purpose credit" within the meaning of Regulation G or U of the Federal Reserve Board, and the Lenders are not required to obtain a statement from Borrower on any Federal Reserve Board form with respect to the extension of credit hereunder. Loan Parties do not intend to apply, nor will it apply, any part of the proceeds of the Loans in any manner that is unlawful or would involve a violation of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department.

                  5.14 Restricted Subsidiaries. (a) Schedule 5.14(a) (as supplemented from time to time) sets forth a true and complete list of (i) all of the Restricted Subsidiaries and (ii) all of the issued and outstanding Equity Interests (and related percentages of ownership) and the owners thereof, of the Borrower and each Restricted Subsidiary. The outstanding shares of Equity Interests of each Restricted Subsidiary and the Borrower have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding shares of each class of the Equity Interests of each Restricted Subsidiary are owned, directly or indirectly, beneficially and of record, by the Borrower, free and clear of all Liens other than the Liens created by the Security Documents.

                  (b) Except for changes otherwise permitted by this Agreement, the duly authorized Equity Interests of the Borrower consists of (i) 2,000 authorized shares of common stock, par value $.01 per share, which consists of
(a) 1,000 shares of Class A Common Stock of which 138.45 shares are outstanding as of October 31, 1997, and fully-paid and non-assessable, and (b) 1,000 shares of Class B Non-Voting Common Stock of which no shares are outstanding as of October 31, 1997, and (ii) 250,000 authorized shares of Preferred Stock, $.01 par value per share, which consists of (a) 100,000 shares of 15% Series A Senior Cumulative Redeemable Preferred Stock of which 84,843.03 shares are outstanding as of October 31, 1997 and all of which are fully-paid and non-assessable, and
(b) 150,000 shares of 15% Series B Senior Cumulative Redeemable Preferred Stock of which 124,467.10 shares are outstanding as of October 31, 1997 and all of which are fully-paid and non-assessable. All the outstanding shares of Equity Interests of each Loan Party are duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any preemptive or preferential Rights of any Person. No voting trusts, agreements or other voting arrangements or any other agreements exist with respect to the Equity Interests of any Loan Party to which any Loan Party, is a party, or of which any Loan Party, has knowledge, other than those listed on Schedule 5.14(b). No outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other Rights (whether absolute or contingent, statutory or otherwise) obligating or permitting any Loan Party to issue, sell, exchange or otherwise dispose of or to purchase, redeem or otherwise acquire shares of, or securities convertible into or exchangeable for, Equity Interests of any Loan Party exists except as set forth on Schedule 5.14(b). No Equity Interest of any Loan Party is subject to any restriction on transfer thereof except as set forth on Schedule 5.14(b) and except for restrictions set forth in the Loan Documents and those imposed by federal or state securities Laws or which may arise as a result of any Loan Party being subject to the Communications Act. Pursuant to the Pledge Agreements, the Lenders at all times will hold a valid and perfected first priority Lien on all the issued and outstanding Equity Interests of each Loan Party (other than the Senior Preferred Stock), on a fully diluted basis and on all warrants (other than the Allied Warrant) and options to purchase such Equity Interests. Each Restricted Subsidiary of the Borrower is, directly or indirectly, a Wholly Owned Subsidiary.

                  5.15 Insurance. Each Loan Party maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance covering its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

                  5.16 Authorization Matters. Except as could not reasonably be expected to result in a Material Adverse Effect:

                  (a) the Borrower and the Restricted Subsidiaries possess all Authorizations necessary to own, operate and construct the Broadcast Asset or otherwise for the operations of their businesses and are not in violation thereof and all such Authorizations are in full force and effect and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization;

                  (b) neither the Borrower nor any of the Restricted Subsidiaries is in violation of any duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to its or their operations;

                  (c) there is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License held by the Borrower or any of the Restricted Subsidiaries and there is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization; and

                  (d) there is not issued or outstanding or, to the best knowledge of the Borrower, threatened, any notice of any hearing, violation or complaint against the Borrower or any of the Restricted Subsidiaries with respect to the Authorizations of the Borrower or of any of the Restricted Subsidiaries and the Borrower has no knowledge that any Person intends to contest renewal of any Authorization.

                  5.17 Environmental Matters. Except as could not reasonably be expected to result in a Material Adverse Effect:

                  (a) the facilities and properties owned by the Borrower or any of its Subsidiaries (the "Owned Properties") do not contain, and, to the knowledge of the Borrower to the extent not owned, leased or operated during the past five years, have not contained during the past five years, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                  (b) the facilities and properties leased or operated by the Borrower or any of its Subsidiaries, but not owned by them (the "Leased and Operated Properties"), to the knowledge of the Borrower, do not contain and have not contained during the past five years, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                  (c) the Owned Properties and all operations at the Owned Properties are in compliance, and, to the knowledge of the Borrower to the extent not owned, leased or operated during the past five years, have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Owned Properties or violation of any Environmental Law with respect to the Owned Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could interfere with the continued operation of the Owned Properties or impair the fair saleable value thereof;

                  (d) to the knowledge of the Borrower, the Leased and Operated Properties and all operations at the Leased and Operated Properties are in compliance, and, in the last five years been in compliance, with all applicable Environmental Laws, and to the knowledge of the Borrower there is no contamination at, under or about the Leased and Operated Properties or violation of any Environmental Law with respect to the Leased and Operated Properties or the Business operated by the Borrower or any of its Subsidiaries which could interfere with the continued operation of the Leased and Operated Properties or impair the fair saleable value thereof;

                  (e) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Owned Properties or the Leased and Operated Properties (together, the "Properties") or the Business, nor does the Borrower have any knowledge that any such notice will be received or is being threatened;

                  (f) the Borrower has not transported or disposed of Materials of Environmental Concern nor, to the Borrower's knowledge, have Materials of Environmental Concern been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability to the Borrower or any Subsidiary under, any Environmental Law, nor has the Borrower generated any Materials of Environmental Concern nor, to the Borrower's knowledge, have Materials of Environmental Concerns been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability to the Borrower or any Subsidiary under, any applicable Environmental Law;

                  (g) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business; and

                  (h) the Borrower has not released, nor, to the Borrower's knowledge, has there been any release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                  5.18 Accuracy of Information. (a) All material Information made available to the Agent or any Lender by the Borrower pursuant to this Agreement or any other Loan Document did not, as of the date such Information was made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

                  (b) All pro forma financial information and projections made available to the Agent or any Lender by the Borrower pursuant to this Agreement or any other Loan Document have been prepared and furnished to the Agent or such Lender in good faith and were based on estimates and assumptions that were believed by the management of the Borrower to be reasonable in light of the then current and foreseeable business conditions of the Borrower and the Subsidiaries. The Agent and the Lenders recognize that such pro forma financial information and projections and the estimates and assumptions on which they are based may or may not prove to be correct.

                  5.19 Security Documents. The Security Documents are effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof and, after satisfaction of the conditions specified in Section 6.1(i) and the making of the filings referred to in Section 6.1(j), the Security Documents shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of, the Borrower and the Subsidiaries in such Collateral and the proceeds thereof (subject to Section 9-306 of the Uniform Commercial Code), as security for the Obligations, in each case prior and superior in right to any other Person except to the extent otherwise permitted by any of such Security Documents.

                  5.20 Solvency. As of the date on which this representation and warranty is made or deemed made, each Loan Party is Solvent, both before and after giving effect to the transactions contemplated hereby consummated on such date and to the incurrence of all Indebtedness and other obligations incurred on such date in connection herewith and therewith.

                  5.21 Labor Matters. There are no actual or overtly threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Loan Party which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, other than any such violations, individually or collectively, which could not reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

                  5.22 Prior Names. (a) As of the Effective Date, neither the Borrower nor any Restricted Subsidiary has used or transacted business under any other corporate or trade name in the five-year period preceding the Effective Date except as set forth on Schedule 5.22(a) hereto.

                  (b) Neither the Borrower nor any Restricted Subsidiary uses or transacts business under any corporate or trade names other than those set forth in Schedule 5.22(b) (as supplemented from time to time).

                  5.23 Chief Executive Office; Chief Place of Business. Schedule
5.23 (as supplemented from time to time) accurately sets forth the location of the chief executive office and chief place of business (as such terms are used in the Uniform Commercial Code of each state whose law would purport to govern the attachment and perfection of the security interests granted by the Security Documents) of the Borrower and each Restricted Subsidiary.

                  5.24 Real Property;  Leases.  As of the date hereof,  Schedule
5.24 (as supplemented from time to time) sets forth a correct and complete listing of (a) all real property owned by each Loan Party, (b) all leases and subleases of real property leased by each Loan Party, and (c) all leases and subleases of real property by each Loan Party with annual lease payments to be received therefore in excess of $20,000. Each Loan Party has good and marketable title to, or a valid and subsisting leasehold interest in, all its material real property, subject to no Liens except those permitted in Section 8.3. Each Loan Party enjoys peaceful and undisturbed possession of its owned and leased real property and the improvements thereon and no Material Lease or other lease material to the operation of any Loan Party's business contains any unusual provisions that might adversely affect or impair such Loan Party's use and enjoyment of the property covered thereby or the operation of such Loan Party's business or which could reasonably be expected to have a Material Adverse Effect. All Material Leases are in full force and effect and no default or potential default exists thereunder which could reasonably be expected to have a Material Adverse Effect.

                  5.25 Ownership of Stations. Schedule 5.25 (as supplemented from time to time) completely and correctly lists each radio station owned directly or indirectly by any Loan Party (individually, a "Station" and collectively, the "Stations"). No Loan Party owns any radio stations other than the Stations.

                  5.26 Possession of Necessary Authorizations Each Loan Party possesses all Necessary Authorizations (or rights thereto) used or to be used in its business as presently conducted and as proposed to be conducted or necessary to permit it to own its properties and to conduct its business as presently conducted and as proposed to be conducted, except to the extent the failure to so possess could not reasonably be expected to have a Material Adverse Effect, free and clear of all Liens other than those permitted under Section 8.3. No Loan Party is in violation of any Necessary Authorization and no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Necessary Authorization or right which could reasonably be expected to have a Material Adverse Effect. The Necessary Authorizations for the Stations are valid and in full force and effect unimpaired by any act, omission or condition which could reasonably be expected to have a Material Adverse Effect. The applicable Loan Parties have timely filed all applications for renewal or extension of all Necessary Authorizations, except to the extent that the failure to so file could not reasonably be expected to have a Material Adverse Effect. Except for actions or proceedings affecting the broadcasting industry generally or as set forth on Schedule 5.26, no petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, orders to show cause, complaint or proceeding is pending or, to the best knowledge of the Borrower, threatened before the FCC or any other forum or agency with respect to any Loan Party or any of the Stations or seeking to revoke, cancel, suspend or modify any of the Necessary Authorizations. The Borrower does not know of any fact that is likely to result in the denial of an application for renewal, or the revocation, modification, nonrenewal or suspension of any of the Necessary Authorizations, or the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to any of the Stations, which could reasonably be expected to have a Material Adverse Effect.

                  5.27 FCC, Copyright, Patent and Trademark Matters. No Loan Party is liable to any Person for copyright infringement under the Federal Copyright Act or any state copyright Laws which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, each Loan Party and each Station is in material compliance with all state and federal laws relating to copyright, including the Copyright Revision Act of 1976, 17 U.S.C. ss. 101 et. seq., and have all performing arts licenses which are materially necessary for the conduct of their business. To the best knowledge of each Loan Party, no Loan Party owns any patents or trademarks that have been registered with any Tribunal and no applications for registration are pending with respect to any patents or trademarks owned by any Loan Party, except as set forth in Schedule 5.27 (as supplemented from time to time).




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

                  5.28 License Subsidiaries. All FCC Licenses and other Authorizations relating to the Stations are held by a License Subsidiary. No License Subsidiary (a) owns or holds any assets (including the ownership of stock or any other interest in any Person) other than Operating Agreements and FCC Licenses and other Authorizations relating to the Stations, (b) is engaged in any business other than the holding, acquisition and maintenance of FCC Licenses and other Authorizations, (c) has any investments in any other Person other than the Borrower or (d) owes any Indebtedness (other than Guaranty Obligations to the Senior Subordinated Note Holders and the Lenders with respect to the Senior Subordinated Indebtedness and the Obligations, respectively) to any Person other than the Borrower.

                         SECTION 6. CONDITIONS PRECEDENT

                  6.1  Conditions  to  Effectiveness  of  this  Agreement.   The
effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) Loan Documents. The Agent shall have received (i) this Agreement duly executed and delivered by the Borrower; (ii) the Notes, duly executed by the Borrower and payable to the order of each Lender,
         (iii) a Pledge Agreement duly executed and delivered by the Borrower and (iv) a Security Agreement and a Guaranty duly executed and delivered by each Restricted Subsidiary.

                  (b) Closing Certificates. The Agent shall have received a certificate (the "Closing Certificate") for each Loan Party, dated the Effective Date, substantially in the form of Exhibit K, with appropriate insertions and attachments (including the Amended and Restated Certificate of Incorporation), in each case reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of each Loan Party that is a corporation, which certificate shall state that the consent or approval thereby certified has not been amended, modified, revoked or rescinded.

                  (c) Fees. The Agent shall have received:

                           (i) all fees and  expenses  required to be paid under
                  Section 4.3; and

                           (ii) all fees and expenses of counsel to the Borrower
                  in  connection   with  this   Agreement  and  the  other  Loan
                  Documents.

                  (d) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                           (i) the executed  legal  opinion of Kirkland & Ellis,
                  substantially in the form of Exhibit L; and




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

                           (ii) the  executed  legal  opinion  of  Davis  Wright
                  Tremaine LLP, FCC counsel to the Borrower, substantially in the form of Exhibit M.

                  (e) Financial Statements. The Lenders shall have received audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the 1996 fiscal year, which financial statements shall have been prepared in accordance with GAAP and shall be accompanied by an unqualified report thereon prepared by Arthur Andersen L.L.P., and the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries dated as of June 30, 1997.

                  (f) Governmental and Third Party Approvals. All governmental approvals and material third party approvals necessary in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

                  (g) No Material Adverse Information. The Lenders shall not have become aware of any previously undisclosed materially adverse information with respect to (i) the ability of the Loan Parties to perform their respective obligations under the Loan Documents or in connection with the transactions contemplated hereunder in respect of recapitalization of the Borrower in any material respect or (ii) the rights and remedies of the Lenders.

                  (h) No Material Default Under Other Agreements. There shall exist no material breach or event of default (or condition which would constitute such breach or an event of default with the giving of notice or the passage of time) under any agreements relating to Equity Interests, or any material financing agreements, lease agreements or other material Contractual Obligation, to which the Borrower or any of the Restricted Subsidiaries is a party or by which it is bound.

                  (i) Pledged Securities and Instruments of Transfer. The Agent shall have received the certificates representing the shares of Equity Interests (other than the Senior Preferred Stock) pledged pursuant to each Pledge Agreement, accompanied by duly executed instruments of transfer or assignments in blank for each such certificate.

                  (j) Actions to Perfect Liens. (i) All filing documents, necessary or, in the opinion of the Agent, desirable to perfect or continue to protect the Liens created by the Pledge Agreements and the Security Documents shall have been executed and delivered by the pledgors or grantors thereunder; (ii) all Collateral shall be free and clear of other Liens except for Liens permitted by Section 8.3 and other Liens approved by the Lenders; and (iii) the Agent shall have received a fully executed Confirmation of Liens in the form attached as Exhibit N (the "Confirmation of Liens").

                  (k) Material Adverse Change. There shall exist no material adverse change in the financial condition or business operations of the Borrower or the Restricted Subsidiaries since June 30, 1997.




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

                  (l) Additional Documentation. The Agent shall have received an executed counterpart copy of each material agreement delivered in connection with Senior Subordinated Notes and the Senior Preferred Stock, certified by a Responsible Officer of the Borrower as being true and correct copies thereof.

                  (m) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and the Restricted Subsidiaries (including the personal property acquired in connection with the Acquisition of WPHI-FM) in each of the jurisdictions where such personal property is located or in which financing statements will be filed to perfect the security interests granted pursuant to the Security Documents, and such search shall reveal no Liens relating to the personal property of the Borrower or the Restricted Subsidiaries or to the Collateral (including all personal property and/or Collateral acquired in connection with the Acquisition of WPHI-FM) except for Liens which will be terminated on or before the Effective Date, Liens referred to in Section 6.1(j), Liens permitted by Section 8.3, and other Liens approved by the Lenders.

                  (n)      Intentionally Deleted.

                  (o) Insurance. The Agent shall have received certificates of insurance naming the Agent as loss payee for the benefit of the Lenders and as additional insured for the benefit of the Lenders, as required by Section 7.5(b).

                  (p) Cancellation of Intercompany Note. The Intercompany Note shall have been canceled and a copy of the canceled Intercompany Note shall be delivered to the Agent.

                  (q) Termination and Release of the Subordinated Guaranties and the Subordinated Pledge Agreement; Cancellation of Liens. Evidence that
         (i) the Subordinated Guaranties and the Subordinated Pledge Agreement have been terminated and released by the holders of the Existing Subordinated Notes; and (ii) that all Liens other than Liens permitted under Section 8.3 shall have been canceled and released, including duly executed releases and UCC-3 financing statements in recordable form and otherwise in form and substance satisfactory to the Agent, as may be necessary to reflect that the Liens granted to the Agent are first and prior liens.

                  (r) Standstill Agreement. The Agent shall have received an original fully executed copy of the Standstill Agreement.

                  (s) License Subsidiaries and Operating Agreements. The Borrower shall have caused all Necessary Authorizations relating to the Stations to have been transferred to one or more newly formed Wholly Owned Restricted Subsidiaries of Borrower, which



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

         such Wholly Owned Restricted Subsidiaries shall have no Indebtedness and no other assets other than the Necessary Authorizations and shall otherwise be in compliance with the representations and warranties set forth in Section 5.28. The Borrower and each License Subsidiary shall have entered into an Operating Agreement and the Agent shall have received a fully executed copy of each such Operating Agreement.

                  (t)      Intentionally Deleted.

                  (u) FCC Consents. The Borrower shall have received all of the Necessary Authorizations for the consummation of the transactions contemplated herein and in any related agreements or documents and the period for seeking reconsideration, review or appeal of such Necessary Authorizations shall have expired and no such reconsideration, review or appeal shall have been sought by any party.

                  (v) Perfection Certificate. The Agent shall have received a Perfection Certificate, dated as of November 14, 1997, duly executed by each Loan Party.

                  (w) Consent of Investors. The Agent shall have received a consent from the Investors in form and substance satisfactory to the Agent evidencing the Investors' consent to the Borrower's and the Restricted Subsidiaries' execution, delivery and performance of the Loan Documents to which they are a party.

                  6.2 Condition to Initial Extension of Credit under Tranche B Facility. The agreement of each Lender to make the initial extension of credit under the Tranche B Facility requested to be made by it is subject to the Agent's receipt of a certificate from a Responsible Officer of the Borrower certifying to the Lenders that (a) each of the conditions precedent set forth in Sections 6.1 and 6.3 have been satisfied and continues to be satisfied on the date of such extension of credit; and (b) that the Tranche A Facility is, or after giving effect to Loans requested contemporaneously with such requested extension of Credit, will be fully funded.

                  6.3 Conditions to All Extensions of Credit. The obligation or agreement of each Lender to make any Loan or to issue any Letter of Credit requested to be made or issued by it on any date (including, without limitation, its initial extension of credit under the Tranche A Facility and/or the Tranche B Facility) is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans or the issuing of such Letters of Credit, of the following conditions precedent:

                  (a) Initial Conditions Satisfied. Each of the conditions precedent set forth in Section 6.1, and with respect to extensions of credit under the Tranche B Facility, in Section 6.2 shall have been satisfied and shall continue to be satisfied on the date of such Loans.




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

                  (b) No Material Litigation. Except as disclosed on Schedule 5.6, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened in writing which could reasonably be expected to have a Material Adverse Effect.

                  (c) No Material Adverse Effect. There shall not have occurred any change, development or event which could reasonably be expected to have a Material Adverse Effect.

                  (d) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents to which it is a party shall be true and correct in all material respects on and as of such date as if made on and as of such date, after giving effect to the Loans requested to be made or the Letters of Credit to be issued on such date and the proposed use of the proceeds thereof.

                  (e) No Default. No Default or Event of Default shall have occurred and be continuing on such date or will occur after giving effect to the extension of credit requested to be made on such date and the proposed use of the proceeds thereof.

                  (f) Notice of Borrowing; Application. The Borrower shall have submitted a Notice of Borrowing in accordance with Section 2.3 and/or an Application in accordance with Section 3.2 and certifying to the matters set forth in Section 6.3(a) through and including (e).

                  (g) Borrowings Under Tranche B Facility. With respect to extensions of credit made under the Tranche B Facility, the Agent shall have received a certificate from a Responsible Officer to the Borrower certifying to the Lenders that the proceeds of such borrowing shall be used to make an escrow deposit in connection with a Permitted
         Acquisition or to secure Capital Lease Obligations to the extent permitted hereunder.

                  (h) Consent to Extensions of Credit. The Agent shall have received a consent from at least two directors of the Borrower representing the interests of the Investors as elected pursuant to
         Article 8 of the Warrant Agreement (the "Independent Directors") for each extension of credit requested hereunder until such time as the Agent has received a written notice from at least two Independent Directors that no such further consent is required.

                   (i) Compliance Certificate. With respect to the initial extension of credit under the Tranche A Facility, if the Borrower has not yet delivered a Compliance Certificate to the Agent pursuant to
         Section 7.2(b), the Agent shall have received a Compliance Certificate duly executed by a Responsible Officer of the Borrower and each of the Restricted Subsidiaries covering the period from the Effective Date to the date which is the most recently ended calendar month prior to the initial extension of credit under this Agreement.




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

Each borrowing by or issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the applicable conditions contained in this Section 6.3 have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan or L/C Obligation or any other monetary obligation under any other Loan Document shall be outstanding or is due and payable to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

                  7.1 Financial Statements. Furnish to the Agent for subsequent distribution to each Lender:

                  (a) as soon as available, but in any event no later than March 31 of each fiscal year of the Borrower, a copy of the audited consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such year and the related audited consolidated statements of income and shareholders' capital (deficit) and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole (subject to normal year-end audit adjustments and the absence of footnotes); and

                  (c) within thirty (30) days after the end of each of the first two months for each quarter (i) statements of operation comparing such results to (A) the Budget for that period and (B) the results of the statements of operation for the prior year, and (ii) a balance sheet for such month, and (iii) a brief written discussion and analysis by management of such statements, including a comparison of the results versus the budgeted results and results for comparable periods in the preceding fiscal year and an explanation for any variances therein.

All such financial statements (not including the Budget) shall be prepared in accordance with GAAP (except for the absence of footnotes and year end adjustment in the case of interim


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

financials) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  7.2 Certificates; Other Information. Furnish to the Agent for subsequent distribution to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor they did not become aware of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) or (b), a Compliance Certificate executed by a Responsible Officer of the Borrower and each of the Restricted Subsidiaries;

                  (c) without duplication of the financial statements delivered pursuant to Section 7.1, within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to all of the holders of the Senior Subordinated Notes, and within five days after the same are filed, copies of all financial statements and reports which the Borrower files with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request;

                  (e) on or before the end of each fiscal year (and in any event within the month of December), (i) the budget for the Borrower and the Restricted Subsidiaries, prepared on a monthly basis (the "Budget"), for the next succeeding fiscal year setting forth in satisfactory detail the projected revenues and expenses, including, without limitation, Capital Expenditures, Broadcast Cash Flow, Corporate Overhead Expense and Operating Cash Flow and the underlying assumptions therefor; and

                  (f)  within 10 days of any  changes  thereto,  supplements  to
         Schedules    5.14(a),    5.22(b),    5.23,   5.24,   5.25   and   5.27.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the relevant Restricted Subsidiary, as the case may be or (b) where the failure to so pay, discharge or satisfy, could not reasonably be expected to have a Material Adverse Effect.

                  7.4 Conduct of Business and Maintenance of Existence, etc. (a) Preserve, renew and keep in full force and effect its organizational existence and take all reasonable action to maintain all material rights, privileges and franchises necessary for the conduct of its business except as otherwise permitted pursuant to Section 8.4.

                  (b) Comply with all Contractual Obligations and applicable Requirements of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted) consistent with customary practices in the industry of the Borrower; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent certificates of insurance from time to time received by it for each such policy of insurance including insurance policies evidencing the Borrower's compliance with Section 7.5(b).

                  (b) The Borrower shall cause (i) the Agent to be named, in a manner reasonably satisfactory to the Agent, (a) as lender loss payee for the benefit of the Lenders under all policies of casualty insurance maintained by the Borrower and the Restricted Subsidiaries with respect to Collateral and (b) as an additional insured for the benefit of the Lenders on all policies of liability insurance maintained by the Borrower and the Restricted Subsidiaries; and (ii) all insurance policies to contain a provision that the policy may not be canceled, terminated or modified without thirty (30) days' prior written notice to the Agent.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep and maintain a system of accounting established and administered in accordance with sound business practices and keep and maintain proper books of record and accounts; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be requested and upon reasonable notice and to discuss the business, operations, properties and financial and other condition of the Borrower and the Restricted Subsidiaries with officers and employees of the Borrower and the Restricted Subsidiaries and with their independent certified public accountants; provided that representatives of the Borrower designated by a Responsible Officer may be present at any such meeting with such accountants.

                  7.7 Notices. Promptly after the Borrower obtains knowledge thereof, give notice to the Agent and each Lender of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of the Restricted Subsidiaries or
         (ii) litigation, investigation or
         proceeding which may exist at any time between the Borrower or any of the Restricted Subsidiaries and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of the Restricted Subsidiaries (i) which could reasonably be expected to result in an adverse judgment of $250,000 or more and which is not covered by insurance or (ii) in which injunctive or similar relief is sought which in the case of this clause (ii) could reasonably be expected to materially interfere with the ordinary conduct of business of the Borrower or any of the Restricted Subsidiaries;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) promptly after the filing or mailing thereof, and in any event within five days thereafter, a copy of each material application, statement, report, registration statement, notice or other filing which is (i) filed with the FCC by or on behalf of any Loan Party or any Affiliate of any Loan Party, or of which any Loan Party or any Affiliate of any Loan Party has knowledge, with respect to or affecting a Station owned directly or indirectly by any Loan Party, (ii) made with the Securities and Exchange Commission or (iii) distributed to the public shareholders or debtholders of the Borrower generally, and, promptly on the request of any Lender, a copy of any other statement, report, notice or other filing filed or made with (x) the FCC by or on behalf of any Loan Party or any Affiliate of any Loan Party, or of which any Loan Party or any Affiliate of any Loan Party has knowledge or (y) any other Tribunal;

                  (f) promptly after such occurrence, and in any event within five days thereafter, notice of any situation in which on-air broadcasting operations of any Station are interrupted for more than 24 consecutive hours;

                  (g) promptly after any officer of any Loan Party becomes aware thereof, and in any event within five days thereafter, information and a copy of any notice received by any Loan Party from the FCC or other Tribunal or any Person that concerns (i) any event or circumstance that could reasonably be expected to materially adversely affect any Necessary Authorization and (ii) any notice of abandonment, expiration, revocation, material impairment, nonrenewal or suspension of any Necessary Authorization, together with a written explanation of any such event or circumstance or the circumstances



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

         surrounding  such   abandonment,   expiration,   revocation,   material
         impairment, nonrenewal or suspension;

                  (h) promptly after any officer of any Loan Party becomes aware thereof, and in any event within five days thereafter, notice of any default or breach of any term or provision by any Person in connection with any LMA Agreement, any Material Lease or any other material Contractual Obligation of such Loan Party, together with a written explanation of the circumstances surrounding such default or breach and what action any Loan Party plans to take with respect thereto; and

                  (i) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section (other than pursuant to clause (e)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action is proposed to be taken with respect thereto.

                  7.8 Environmental Laws. (a) Comply with, and use reasonable efforts to require compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings diligently pursued or could not reasonably be expected to have a Material Adverse Effect.

                  7.9 Collateral. (a) To secure full and complete payment and performance of the Obligations, the Borrower shall, and shall cause each of the Restricted Subsidiaries to, grant and convey to and create in favor of, the Agent for the ratable benefit of the Lenders a continuing first priority (subject, except for Equity Interests, to any prior Liens permitted by Section 8.3) perfected Lien and security interest in, to and on all of the assets (other than the Equity Interests of Unrestricted Subsidiaries) of the Borrower and such Restricted Subsidiaries (except to the extent prohibited by law) including but not limited to the following: (i) all of the Borrower's and such Restricted Subsidiaries' present and future assets (other than Equity Interests in Unrestricted Subsidiaries), including, without limitation, their equipment, inventory, accounts receivable, instruments, general intangibles, intellectual property and real estate; and (ii) all of the Equity Interests of each Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary, now owned or hereafter acquired by the Borrower or such other Restricted Subsidiary.




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

                  (b) With respect to any new Restricted  Subsidiary  created or acquired after the Effective Date, (i) the Borrower, and/or any Restricted Subsidiary owning the Equity Interests of such new Restricted Subsidiary, shall promptly execute and deliver to the Agent such amendments to the Pledge Agreements of the applicable Loan Party as the Agent deems necessary or advisable in order to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests of such new Restricted Subsidiary, (ii) in the case of any such new Restricted Subsidiary, such new Restricted Subsidiary shall promptly execute and deliver to the Agent a Guaranty, Pledge Agreement, Security Agreement and, if necessary, an Intellectual Property Security Agreement, (iii) the applicable Loan Party owning Equity Interests of the new Restricted Subsidiary and such new Restricted Subsidiary shall deliver any certificates representing the Equity Interests of such new Restricted Subsidiary and any Restricted Subsidiary of such new Restricted Subsidiary, respectively, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, (iv) the applicable Loan Party owning Equity Interests of the new Restricted Subsidiary and such new Restricted Subsidiary shall take such other actions as shall be necessary or advisable to grant to the Agent for the benefit of the Lenders a perfected first priority security interest in the assets of, and Equity Interests in, such new Restricted Subsidiary, including, without limitation, the filing of such Uniform Commercial Code financing statements as may be requested by the Agent, and (v) if requested by the Agent, the Borrower shall cause to be delivered to the Agent legal opinions relating to the matters described in the preceding clauses (i), (ii), (iii) and (iv), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

                  (c) With respect to any newly acquired assets or transfers of assets to the Borrower or a Restricted Subsidiary (other than Equity Interests in Unrestricted Subsidiaries), promptly after acquiring or receiving any such asset, execute and deliver or cause to be delivered to the Agent in a form reasonably acceptable to the Agent (i) one or more mortgages (unless otherwise agreed by the Agent), Pledge Agreements, Security Agreements and/or Intellectual Property Security Agreements which grant to the Agent a first priority perfected security interest in such assets (subject, except for Equity Interests, to any prior Liens permitted by Section 8.3) and (ii) such additional agreements and other documents as the Agent reasonably deems necessary to establish a valid, enforceable and perfected first priority security interest in such assets including but not limited to assets consisting of Intellectual Property (subject, except for Equity Interests, to any Liens permitted by Section 8.3).

                  (d) Upon request of the Agent, promptly execute and deliver or cause to be executed and delivered to the Agent in a form reasonably acceptable to the Agent (i) one or more mortgages, Pledge Agreements, Security Agreements and/or Intellectual Property Security Agreements which grant to the Agent a first priority perfected security interest (subject, except for Equity Interests, to any Liens permitted by Section 8.3) in such property of the Borrower or a Restricted Subsidiary, including Equity Interests of direct or indirect Restricted Subsidiaries, as shall be specified by the Agent and (ii) such additional agreements and other documents as the Agent reasonably deems necessary to establish a valid, enforceable and perfected first priority security interest in such property or Equity Interests.




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

                  7.10 Use of Proceeds.  The Borrower  shall use the proceeds of the (a) Tranche A Loans and the Letters of Credit only to finance (i) working capital of the Borrower and the Restricted Subsidiaries, (ii) Capital Expenditures of the Borrower and the Restricted Subsidiaries, (iii) Permitted Escrow Deposits up to $2,500,000 in the aggregate (including Permitted Escrow Deposits made under the Tranche B Facility) at any time outstanding and to secure Capital Lease Obligations permitted hereunder, and (iv) other lawful corporate purposes of the Borrower and the Restricted Subsidiaries, other than Acquisitions; and (b) Tranche B Loans only to finance Permitted Escrow Deposits and to secure Capital Lease Obligations permitted thereunder.

                  7.11 New Restricted Subsidiaries. Immediately upon the creation or acquisition thereof, the Borrower shall notify the Agent about any newly created or acquired Restricted Subsidiary and shall provide the Agent with the Loan Documents required pursuant to Section 7.9 and an updated Schedule 5.14.

                  7.12 Taxes. The Loan Parties shall file all necessary and material Tax Returns and pay when due and any and all material Taxes. Notwithstanding anything to the contrary contained in the Mortgages, the Loan Parties shall not be in default of any Mortgage for the failure to pay any Taxes due with respect to the property covered thereby so long as such Taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

                  7.13 Further Assurances. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file, or cause the same to be done, all such notices, certifications, documents, instruments and agreements, and shall take or cause to be taken such other actions as the Agent may, from time to time, deem reasonably necessary or appropriate in connection with this Agreement or any of the other Loan Documents and the obligation of such Loan Party to carry out the terms and conditions of this Agreement and the other Loan Documents to which it is a party, including, without limitation, each Loan Party shall perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, pledge agreements, deeds of trust, mortgages, financing statements, and other agreements, documents, instruments and certificates as the Agent may deem reasonably necessary or appropriate in order to create, perfect and maintain the Liens in favor of the Agent for the ratable benefit of the Lenders in and to the Collateral and preserve and protect the Rights of the Lenders hereunder, under the other Loan Documents and in and to the Collateral. Each Loan Party acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents, and certain actions which may be taken by the Agent or the Lenders in the exercise of their Rights under this Agreement or any other Loan Document, may require the consent of the FCC. If the Agent reasonably determines that the consent of the FCC is required in connection with the execution, delivery or performance of any of the aforesaid documents or any documents delivered to the Agent or the Lenders in connection therewith or as a result of any action which may be taken or be proposed to be taken pursuant thereto, then each Loan Party, at its sole cost and expense, shall use its best efforts to secure such consent and to cooperate with



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

the Agent and the Lenders in any such action taken or proposed to be taken by the Agent or any Lender.

                  7.14 Appraisals of Collateral. If at any time the Agent reasonably determines that it must have current appraisals of any of the Collateral to comply with any Law, upon request by the Agent, the Borrower shall cooperate with the Agent to enable the Agent to obtain appraisals of the Collateral, the cost of which shall be paid by the Borrower.

                          SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment remains in effect, any Loan or L/C Obligation or any other monetary Obligation under any other Loan Document is outstanding, or is due and payable to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and the Borrower shall not permit any of the Restricted Subsidiaries to:

                  8.1      Financial Condition Covenants.

                  (a) Capital Expenditures. Permit Capital Expenditures of the Borrower and the Restricted Subsidiaries at any time during any period set forth below to be greater than the amounts set forth opposite such periods below:

                          Period                           Amount
                          ------                           ------

               Effective Date through and including
               December 31, 1997                          $2,100,000
               January 1, 1998 through and including
               December 31, 1998                          $1,000,000
               January 1, 1999 and thereafter             $ 750,000

                  Notwithstanding the foregoing, in the event that the amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries during any relevant period is less than the Capital Expenditure limitation for such applicable period set forth above, then the difference between such limitation and the amount of Capital Expenditures actual expended shall be added to the Capital Expenditure limitation for the next applicable period, provided that in no event shall any such addition be used in determining any additions to any subsequent period.



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

                  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of each fiscal quarter to be less than the ratio set forth opposite such period below:

                           Period
                           ------                                     -------

                  September 30, 1997 through and including          1.75 to 1.00
                  March 31, 1999
                  April 1, 1999 and thereafter                      1.90 to 1.00


                  (c) Broadcast Cash Flow. Permit the Broadcast Cash Flow for the most recently ended twelve month period at the end of each fiscal quarter to be less than the following amounts set forth opposite such fiscal quarter set forth below:

                                   Quarter End Date
                                   ----------------

                  September 30, 1997                  $10,800,000
                  December 31, 1997                   $11,600,000
                  March 31, 1998                      $11,662,000
                  June 30, 1998                       $11,831,000
                  September 30, 1998                  $12,004,000
                  December 31, 1998                   $13,990,000
                  March 31, 1999                      $14,279,000
                  June 30, 1999                       $14,677,000
                  September 30, 1999                  $15,091,000
                  December 31, 1999                   $15,565,000
                  March 31, 2000                      $15,800,000
                  June 30, 2000                       $16,124,000
                  September 30, 2000                  $16,460,000


Notwithstanding anything to the contrary contained herein, for purposes of computing Broadcast Cash Flow for this Section 8.1(c), Operating Cash Flow shall not include Operating Cash Flow attributable to station WPHI until the computations required for the fiscal quarter ending December 31, 1998.




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

                  8.2 Limitation on Indebtedness and Preferred Stock. Create, incur, assume or suffer to exist any Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower or issue any Preferred Stock, except:

                  (a) Indebtedness under this Agreement or any other Loan Document;

                  (b) intercompany Indebtedness by and among the Borrower and any of its Wholly Owned Restricted Subsidiaries;

                  (c) in the case of the Borrower, Interest Hedge Agreements entered into with the Lenders or any of them for the purpose of hedging against interest rate fluctuations with respect to variable rate Indebtedness of the Borrower or any of the Restricted Subsidiaries;

                  (d) (i) in the case of the Borrower, Indebtedness in respect of the Senior Subordinated Indebtedness and (ii) in the case of the Restricted Subsidiaries, Indebtedness in respect of the Senior Subordinated Guaranties as in effect on the date hereof;

                  (e) in the case of the Borrower, Indebtedness (other than Disqualified Stock) the net proceeds of which are used substantially concurrently to refinance Indebtedness described in clause (d) above so long as (i) such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the
         Indebtedness being refinanced plus the amount of any interest and premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Indebtedness has a later final maturity and a longer weighted average life than the Indebtedness being refinanced,
         (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of the incurrence thereof, (iv) no material terms applicable to such Indebtedness (including the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms that are applicable under the Senior Subordinated Notes Indenture prior to such refinancing and (v) the Guaranty Obligations of the Restricted Subsidiaries of such Indebtedness shall be no more favorable to the refinancing lenders than the Senior Subordinated Guaranties;

                  (f)  Indebtedness of the Borrower  incurred in compliance with
         Section 4.03(a) of the Senior Subordinated Notes Indenture; provided that (i) such Indebtedness is unsecured (except for up to $1,500,000 in the aggregate at any time outstanding of Purchase Money Indebtedness and/or Capital Lease Obligations) and (ii) any such Indebtedness consisting of Disqualified Stock shall be non-voting stock, subordinated to the Obligations to the same extent as the Senior Preferred Stock and shall otherwise be subject to substantially the same terms and conditions as the Senior Preferred Stock set forth in the Subordination Agreement;




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

                  (g) Indebtedness existing on the Effective Date and set forth on Schedule 8.2; and

                  (h) Indebtedness of the Borrower or any Restricted Subsidiary consisting of Permitted Sales Representations in each case incurred in connection with the disposition of any assets of the Borrower or any Restricted Subsidiary.

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a)      Customary Permitted Liens;

                  (b)      Liens created pursuant to the Security Documents;

                  (c) any attachment, prejudgment or judgment Lien in existence less than sixty consecutive calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any applicable customary deductible is covered by insurance or a bond; and

                  (d) Liens securing up to $1,500,000 in the aggregate at any time outstanding of Purchase Money Indebtedness and Capital Lease Obligations permitted under Section 8.2(f).

                  8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation with any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets to any Person, except:

                  (a) a Restricted Subsidiary (other than a License Subsidiary) may merge into or be acquired by the Borrower if the Borrower is the survivor thereof;

                  (b) a Restricted Subsidiary (other than a License Subsidiary) may merge into or be acquired by a Wholly Owned Restricted Subsidiary if the Wholly Owned Restricted Subsidiary is the survivor thereof; and

                  (c) the Borrower or any Restricted Subsidiary (other than a License Subsidiary) may sell, lease, transfer or otherwise dispose of any or all of its assets in a transaction permitted under Section 8.5.

Notwithstanding anything to the contrary contained in the foregoing, no License Subsidiary shall own or hold any assets other than Operating Agreements and FCC Licenses and other Necessary Authorizations relating to the Stations or engage in any business other than the ownership (or holding) and maintenance of Operating Agreements and FCC Licenses.

                  8.5 Limitation on Sale of Assets. Convey, sell, lease, assign, exchange, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) (including by way of a Sale and Leaseback Transaction) other than in the ordinary course of business, or issue or sell Equity Interests of any of its Restricted Subsidiaries, in each case, whether by a single transaction or a series of related transactions, to any Person (each of the foregoing, a "Disposition"), except:

                  (a)  Dispositions  of  property  or assets  (other than Equity
         Interests) between the Borrower and Wholly Owned Restricted Subsidiaries or between Wholly Owned Restricted Subsidiaries provided that in the case of the Borrower, such Disposition is less than substantially all of its assets;

                  (b)      the sale of the stock of any Unrestricted Subsidiary;

                  (c) other  Dispositions  of  property  or assets  (other  than
         Equity Interests), provided that such Disposition is less than substantially all of the assets of the Borrower or any Restricted Subsidiary, as the case may be, and provided further that all of the following conditions are satisfied: (i) the Borrower or such Restricted Subsidiary receives consideration at the time of such Disposition at least equal to the Fair Market Value of the assets subject to such Disposition, as determined and approved by the Board of Directors of the Borrower in the case of such Dispositions with a Fair Market Value of $1,000,000 or more, and at least 80% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash, (ii) any such Disposition shall be on a non-recourse basis, except that the Borrower or such Restricted Subsidiary may make commercially reasonable representations, warranties and indemnities with respect to such properties or assets that are normal and customary in the business of the Borrower ("Permitted Sale Representations"),
         (iii) no Default or Event of Default shall have occurred and be continuing either before or after the consummation of such transaction and (iv) the Borrower shall, to the extent required, pay the proceeds to the Agent in accordance with Section 4.2(d) when and if due; and

                  (d) an Asset Swap permitted by Section 8.14.

Upon request by and at the expense of the Borrower, the Agent shall immediately release any Liens arising under the Security Documents with respect to any Collateral which is sold or otherwise disposed of in compliance with the terms of Section 8.5(b).

                  8.6 Limitation on Restricted Payments; Other Payment Limitations. Make any Restricted Payments, except (a) the refinancing of the Senior Subordinated Notes as permitted under Section 8.2(e); (b) repurchases of Common Equity of the Borrower from any employee of the Borrower (other than a Principal Shareholder) whose employment with the Borrower has ceased, provided that the aggregate amount of such repurchases shall not exceed $500,000 in any year and provided further that no Default or Event of Default then exists or would result therefrom; and (c) the Borrower shall have the right at any time using cash from operations (not proceeds from Loans) to redeem shares of the Senior Preferred Stock, provided that (i) the outstandings under the Tranche A Facility do not exceed $1,000,000 plus Letters of Credit then outstanding for 30 days both before and after giving effect to such redemption, and (ii) no Default or Event of Default then exists both before and after giving effect to such redemption.

                  8.7 Limitation on Acquisitions. Purchase or enter into any agreement to purchase (including letters of intent to purchase) any stock, bonds, notes, debentures or other securities of or any assets constituting all or any significant part of a business unit of any Person (collectively, "Acquisitions") without the prior written consent of the Lenders other than in connection with Permitted Escrow Deposits.

                  8.8 Investments. Make any Investment in any Person, other than:

                  (a)      Permitted Investments; and

                  (b) provided no Default or Event of Default exists or would result therefrom, Investments in Unrestricted Subsidiaries in an amount not greater than the Equity Proceeds received by the Borrower from the issuance or sale of Equity Interests in the Borrower made after the Effective Date and permitted under Section 8.12; provided, however that such Equity Proceeds must be utilized, if at all, for an Investment in an Unrestricted Subsidiary within 30 days of such equity issuance.

                  8.9 Limitation on Transactions with Affiliates. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower or any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with a non-Affiliated Person, (ii) such Affiliate Transaction is approved by a majority of the disinterested members of the Borrower's Board of Directors and (iii) the Borrower delivers to the Agent (A) with respect to any Affiliate Transaction involving aggregate payments in excess of $1,000,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above and (B) with respect to any Affiliate Transaction (or series of related transactions) with an aggregate value in excess of $5,000,000, an opinion from a nationally recognized investment



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

bank to the effect that the transaction is fair to the Borrower or the Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The provisions of paragraph (a) above shall not prohibit:

                           (i) employment arrangements (including customary benefits thereunder) entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower or such Restricted Subsidiary;

                           (ii)   transactions   solely  between  or  among  the
         Borrower and its Wholly Owned Restricted Subsidiaries or solely between or among Wholly Owned Restricted Subsidiaries;

                           (iii) transactions permitted under Section 8.6;

                           (iv) any agreement as in effect on the Effective Date and listed on Schedule 8.9 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Effective Date;

                           (v) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Effective Date;

                           (vi) services provided to any Unrestricted Subsidiary of the Borrower for fees approved by a majority of the disinterested members of the Board of Directors of the Borrower;

                           (vii) subject to the terms of this Agreement, including but not limited to Sections 4.2(e), 8.2, 8.5 and 8.12, the issuance, sale or other disposition of any Equity Interest (other than Disqualified Stock) of the Borrower, including any equity-related agreements relating thereto such as registration rights and voting agreements so long as such agreements do not result in such Equity Interests being Disqualified Stock; and

                           (viii) the Borrower from entering into an LMA Agreement concerning station WYCB-AM, Washington, D.C. with the Unrestricted Subsidiary which owns such station, provided that the Agent promptly receives a copy of such LMA Agreement.




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

                  8.10 Limitation on Restrictions on Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Equity Interests of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except any encumbrance or restriction existing under or by reason of:

                           (i)      applicable Law;

                           (ii) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Borrower or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that such restriction is not applicable to any other Person or the properties or assets of any other Person;

                           (iii) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                           (iv)  Purchase   Money   Indebtedness   for  property
         acquired  in  the  ordinary   course  of  business   that  only  impose
         restrictions on the property so acquired;

                           (v)      this Agreement;

                           (vi) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the Effective Date, provided that such encumbrance or restriction relates only to the property that is acquired and, in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien; or

                           (vii) any restriction or encumbrance contained in contracts for sale of assets in respect of the assets being sold pursuant to such contract.

                  8.11 Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary other than the radio broadcast business and activities directly related thereto (each, a "Permitted Line of Business").

                  8.12 Limitation on Sale or Issuance of Equity Interests. Issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Equity Interests of the Borrower or the Restricted Subsidiaries, except (a) the Restricted Subsidiaries may issue or sell Equity Interests to the Borrower, (b) the Borrower and the Restricted Subsidiaries may pledge the Equity Interests of the Subsidiaries pursuant to the Pledge Agreements, (c) provided no Default or Event of Default exists or would result therefrom, the Borrower may issue (i) Disqualified Stock



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

permitted under Section 8.2(f) and (ii) common stock so long as such common stock (other than common stock issued in a Public Equity Offering) is pledged to the Agent for the benefit of the Lenders pursuant to a Pledge Agreement in form and substance substantially similar to the Shareholder Pledge Agreement described in item (i) of the definition of "Pledge Agreements", (d) the issuance of common stock to the Investors upon the exercise of their Warrants, so long as such common stock is pledged to the Agent for the benefit of the Lenders as required under the Warrantholders' Pledge, (e) the Borrower may issue the Allied Warrant so long as the holder thereof agrees in writing that the Allied Warrant may not be exercised until such holder assumes all the obligations and liabilities under, and becomes a party to, the Standstill Agreement as an "Investor" thereunder, and (f) the issuance of Series A 15% Cumulative Redeemable Preferred Stock of Borrower, par value $0.01 to the holder of the Allied Warrant not to exceed a liquidation value of $4,000,000 provided that such holder has assumed all the obligations and liabilities under, and become a party to, the Standstill Agreement as an "Investor" thereunder.

                  8.13 Limitation on Material Agreements. (a) No Loan Party will enter into any amendment, modification or waiver, that is adverse in any material respect to rights of the Lenders under the Loan Documents, of any term or provision of the Senior Subordinated Debt Documents, the Subordination Agreement, the Securities Purchase Agreement, the Warrant Agreement, the Exchange Agreement, the Amended and Restated Certificate of Incorporation, the Preferred Stockholders' Agreement, any other Preferred Stock Document or between the Borrower and the holders of the Senior Subordinated Notes, without the prior written consent of the Lenders other than waivers of compliance by any Loan Party of the terms of any of such agreements.

                  (b) No Loan Party will, (i) enter into any LMA Agreement (other than a LMA Agreement between the Borrower and the Unrestricted Subsidiary which owns station WYCB-AM, Washington, D.C., provided the Agent promptly receives a copy of such LMA Agreement), or (ii) except as required by the FCC, agree to any extension or termination of or amendment, modification or waiver of any material term of any such LMA Agreement, in each case without the prior written consent of Lenders.

                  (c) No Restricted Subsidiary shall operate, manage or direct the day-to-day operations of any Station unless it has entered into an Operating Agreement with a License Subsidiary and such Operating Agreement is in full force and effect.

                  8.14 Limitation on Asset Swaps. No Loan Party shall engage in any Asset Swaps unless (i) at the time of entering into the agreement relating to a proposed Asset Swap and immediately before and after the consummation of such Asset Swap, no Default or Event of Default shall have occurred and be continuing; (ii) at the time of entering into the agreement relating to the proposed Asset Swap and after giving pro forma effect to such Asset Swap as if it had occurred at the beginning of the applicable four-quarter period, the Borrower would be permitted to incur at least $1.00 of additional Indebtedness under Section 8.2(d) and under Section 4.03(a) of the Senior Subordinated Notes Indenture; (iii) after giving pro forma effect to the proposed Asset Swap as if such Asset Swap had occurred at the beginning of the four most



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recent full fiscal quarters ending immediately prior to the date of the proposed
Asset Swap, the ratio of (A) EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for such four-quarter period to (B) the
Consolidated   Cash  Interest   Expense  of  the  Borrower  and  its  Restricted
Subsidiaries for such four-quarter period exceeds 1.2 to 1.0; and (iv) the respective Fair Market Values of the assets to be purchased and sold by any Loan Party are substantially the same at the time of entering into the agreement relating to a proposed Asset Swap.

                  8.15 Certain Intercompany Matters. Fail to (i) satisfy customary formalities with respect to organizational separateness, including, without limitation, (x) the maintenance of separate books and records and (y) the maintenance of separate bank accounts in its own name; (ii) act solely in its own name and through its authorized officers and agents, (iii) commingle any money or other assets of any Unrestricted Subsidiary with any money or other assets of the Borrower or any of the Restricted Subsidiaries; or (iv) take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate organizational existence of the Borrower, each Unrestricted Subsidiary and the Restricted Subsidiaries being ignored under any circumstance.

                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder, on or prior to the date which is five days (or, if later, three Business
         Days) after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Sections 7.4, 7.7, 7.9, 7.10 and 7.11 or Section 8 of this Agreement or in the Pledge Agreements; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the Agent shall have given the Borrower notice thereof; or




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

                  (e) (i) The Borrower or any of the Subsidiaries shall default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) the Borrower or any of the Subsidiaries shall default in making any payment of any interest on any such Indebtedness beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) the Borrower or any of the Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due or to be purchased or repurchased prior to its stated maturity (or, in the case of any such Indebtedness constituting a Guarantee Obligation, to become payable prior to the stated maturity of the primary obligation covered by such Guarantee Obligation); provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not constitute a Default or an Event of Default under this Agreement unless, at the time of such default, event or condition one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $750,000; or

                  (f) (i) The Borrower or any of the Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of the Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of the Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of the Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of the Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the



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

         Borrower or any of the Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of the Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or indemnities) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days after the entry thereof; or

                  (i) (i) Any material provision of the Loan Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or




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

                  (j)      A Change of Control shall occur or the Borrower; or

                  (k) The occurrence of any of the following: (i) Borrower or any Loan Party shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer an amendment to any FCC License or other material license at any time held by it, the loss, termination, suspension or revocation of which could reasonably be expected to have a Material Adverse Effect on the operations of any Loan Party or any Loan Party's ability to perform its obligations under this Agreement or the other Loan Documents; (ii) any proceeding shall be brought by any Person challenging the validity or enforceability of any Necessary Authorization of a Loan Party except when such proceeding could not reasonably be expected to result in the loss of such Necessary Authorization or to have a Material Adverse Effect; (iii) appropriate proceedings for the renewal of any Necessary Authorization shall not be commenced prior to the expiration thereof or if such Necessary Authorization is not renewed or otherwise made available for the use of the applicable Loan Party; (iv) any Loan Party shall fail to comply with the Communications Act or any rule or regulation promulgated by the FCC and such failure to comply results in a fine in excess of $1,000,000; (v) the FCC shall materially and adversely modify any Necessary Authorization or shall suspend, revoke or terminate or shall commence proceedings to materially and adversely modify, suspend, revoke or terminate any Necessary Authorization and such proceedings shall not be dismissed or discharged within the earlier of twelve months from the commencement of such proceeding or 30 days prior to any date set for any suspension, revocation or termination; or (vi) any Contractual Obligation which is materially necessary to the operation of the broadcasting operations of any Loan Party shall be revoked or terminated and not replaced by a substitute reasonably acceptable to the Majority Lenders within 30 days after such revocation or termination; or

                  (l) Any breach or default shall occur under any of the Senior Subordinated Debt Documents or the Senior Subordinated Indebtedness is accelerated;

                  (m) The occurrence of any of the following: (i) the Borrower shall redeem, or the Investors shall exercise any right to demand that the Borrower redeem, any shares of the Senior Preferred Stock, except as otherwise expressly permitted hereunder, (ii) the occurrence of a Redemption Event under the Preferred Stockholders' Agreement (unless waived, at any time prior to an Acceleration hereunder, by the requisite Investors thereunder) or (iii) the occurrence of any other event which entitles the Investors to cause a sale of the Borrower; or

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 9 with respect to the
Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall



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

immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan
Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith (an "Acceleration"), whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an Acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, all Loans shall have been paid in full and no other Obligations shall be due and payable, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                  Except  as   expressly   provided   above  in  this   Section,
presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 10. THE AGENT

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be



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

entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  10.3 EXCULPATORY PROVISIONS. NEITHER THE AGENT NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES SHALL BE
(I) LIABLE FOR ANY ACTION LAWFULLY TAKEN OR OMITTED TO BE TAKEN BY IT OR SUCH PERSON UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT FOR ITS OR SUCH PERSON'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF THIS AGREEMENT) OR (II) RESPONSIBLE IN ANY MANNER TO ANY OF THE LENDERS FOR ANY RECITALS, STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY THE BORROWER OR ANY OFFICER THEREOF CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY CERTIFICATE, REPORT, STATEMENT OR OTHER DOCUMENT REFERRED TO OR PROVIDED FOR IN, OR RECEIVED BY THE AGENT UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR THE VALUE, VALIDITY, EFFECTIVENESS, GENUINENESS, ENFORCEABILITY OR SUFFICIENCY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR ANY FAILURE OF THE BORROWER TO PERFORM ITS OBLIGATIONS HEREUNDER OR THEREUNDER. THE AGENT SHALL NOT BE UNDER ANY OBLIGATION TO ANY LENDER TO ASCERTAIN OR TO INQUIRE AS TO THE OBSERVANCE OR PERFORMANCE OF ANY OF THE AGREEMENTS CONTAINED IN, OR CONDITIONS OF, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR TO INSPECT THE PROPERTIES, BOOKS OR RECORDS OF THE BORROWER.

                  10.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.




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

                  10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender (except in the case of a Default under Section 9(a)) or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on the Agent and the Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.




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                  10.7 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT
IN ITS CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO
THEIR  RESPECTIVE  SPECIFIED   PERCENTAGES  IN  EFFECT  ON  THE  DATE  ON  WHICH
INDEMNIFICATION IS SOUGHT (OR, IF INDEMNIFICATION IS SOUGHT AFTER THE DATE UPON WHICH THE LOANS SHALL HAVE BEEN PAID IN FULL, RATABLY IN ACCORDANCE WITH THEIR SPECIFIED PERCENTAGES IMMEDIATELY PRIOR TO SUCH DATE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING THE PAYMENT OF THE LOANS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF, THE COMMITMENTS, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

                  10.8 The Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  10.9 Successor Agent. (a) The Agent may resign as the Agent upon 30 days' notice to the Lenders and the appointment of a successor Agent as hereinafter provided. If the Agent shall resign as the Agent under this Agreement and the other Loan Documents, then, unless an Event of Default shall have occurred and be continuing (in which case, the Majority Lenders shall appoint a successor), the Borrower shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall be approved by the Majority Lenders (which approval shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Borrower (or in the case of an Event of Default, by the Majority Lenders) and such successor Agent has not accepted such appointment within 30 days after such



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resignation,  then the resigning Agent may, on behalf of the Lenders,  appoint a successor Agent, which successor Agent hereunder shall be either a Lender or, if
none  of  the  Lenders  is  willing  to  serve  as  successor   Agent,  a  major
international bank having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor Agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as the Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

                  (b) In the event that the Agent shall have breached any of its material obligations to the Lenders hereunder, the Majority Lenders may remove the Agent, effective on the date specified by them, by written notice to the Agent and the Borrower. Upon any such removal, the Borrower, provided that no Event of Default shall have occurred and be continuing (in which case the Majority Lenders shall make the appointment), shall have the right to appoint a successor Agent, which successor Agent shall be approved by the Majority Lenders (which approval shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Borrower (or in the case of an Event of Default, by the Majority Lenders) and such successor Agent has not accepted such appointment within 30 days after notification to the Agent of its removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent hereunder shall be either a Lender or, if none of the Lenders is willing to serve as successor Agent, a major international bank having combined capital and surplus of at least $500,000,000. Such successor Agent, provided that no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's removal hereunder as the Agent, the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due hereunder and under the Notes directly to the Lenders entitled thereto during such time.




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                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 11.1. The Majority Lenders and each relevant Loan Party may, or, with the written consent of the Majority Lenders, the Agent and each relevant Loan Party may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, or make any change in the method of application of any payment of the Loans specified in Section 4.2 or Section 4.8, (ii) waive, extend or reduce any mandatory Commitment reduction pursuant to Section 4.2,
(iii) amend, modify or waive any provision of, this Section 11.1 or reduce any percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, (iv) release the Collateral except for any Collateral which is permitted to be disposed of pursuant to
Section 8.5, which Collateral may be released by the Agent pursuant to Section 8.5, (v) amend, modify or waive any condition precedent to any extension of credit set forth in Section 6, in each case of (i), (ii), (iii), (iv) and (v) above, without the written consent of all of the Lenders, (vi) amend, modify or waive any provision of Section 10 without the written consent of the then Agent or (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Subsidiaries and the Agent, and as set forth in Schedule 1.1 (or, with respect to



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

any Lender that is an Assignee, in the applicable Assignment and Acceptance) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:               Radio One, Inc.
                                      5900 Princess Garden Parkway
                                      Lanham, Maryland  20706

                                      Attention:  Scott R. Royster,
                                      Chief Financial Officer
                                      Fax: (301) 306-9426

                                      with a copy to:

                                      Alfred C. Liggins, President
                                      Fax: (301) 306-9426

          The Agent/Issuing Lender:   NationsBank of Texas, N.A.
                                      901 Main Street, 64th Floor
                                      Dallas, Texas 75202
                                      Attention:   Whitney L. Busse
                                      Fax: (214) 508-9390

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Sections 2 or 3 shall not be effective until received.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent



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

for all its costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Agent, (c) without duplication of amounts payable pursuant to Sections 4.9 and 4.10, TO PAY, INDEMNIFY, AND HOLD EACH LENDER AND THE AGENT HARMLESS FROM, ANY AND ALL RECORDING AND FILING FEES AND ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, STAMP, EXCISE AND OTHER TAXES, IF ANY, WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF, OR CONSUMMATION OR ADMINISTRATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY, OR ANY AMENDMENT, SUPPLEMENT OR MODIFICATION OF, OR ANY WAIVER OR CONSENT UNDER OR IN RESPECT OF, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, AND (D) WITHOUT DUPLICATION OF AMOUNTS PAYABLE PURSUANT TO SECTIONS 4.9 AND 4.10, TO PAY, INDEMNIFY, AND HOLD EACH LENDER, EACH ISSUING LENDER AND THE AGENT, AND THEIR RESPECTIVE OFFICERS,
DIRECTORS, EMPLOYEES, AFFILIATES, ADVISORS, AGENTS AND CONTROLLING PERSONS (EACH, AN "INDEMNITEE"), HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS OR THE USE OF THE PROCEEDS OF THE LOANS (ALL THE FOREGOING IN THIS CLAUSE (D), COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), PROVIDED, THAT IT IS THE INTENTION OF THE BORROWER TO INDEMNIFY THE INDEMNIFIED PARTIES HEREUNDER AGAINST THEIR OWN NEGLIGENCE, AND FURTHER PROVIDED THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNITEE WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OR BREACH OF THIS AGREEMENT BY SUCH INDEMNITEE. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE REPAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

                  11.6 Successors and Assigns;  Participations  and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.




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

                  (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan or L/C Obligation owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, that no participations shall be in an amount less than $2,500,000 or a whole multiple of $100,000 in excess thereof or, if less than $2,500,000, the entire amount of such Lender's applicable Commitment. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final scheduled maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 4.10, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit A, executed by such Assignee and such assigning Lender and delivered to the Agent for its acceptance and recording in the Register (with a copy to the Borrower) and upon payment to the Agent of a processing fee in the amount of $3,000; provided that, (i) no such assignment shall be in an amount less than $2,500,000 or a whole multiple of $100,000 in excess thereof or, if less than $2,500,000, the entire amount of such Lender's applicable Commitment; (ii) no such assignment shall be made without the prior consent of the Agent and the Borrower (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or an Affiliate of a Lender, in which event no such consent shall be required; and (iii) no such assignment may be made unless such assigning Lender assigns an equal percentage of its interest in both the Tranche A Facility and the Tranche B Facility. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

                  (d) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrower (through the Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing such Obligations for promissory note(s) registered as provided in paragraph (f) below and substantially in the form of Exhibit O (an "Alternative Note"). Alternative Notes may not be exchanged for promissory notes that are not Alternative Notes.

                  (e) Each Non-U.S. Lender that could become completely exempt from withholding of U.S. Taxes in respect of payment of any Obligations due to such Non-U.S. Lender if the Obligations were in registered form for U.S. Federal income tax purposes and that holds Alternative Note(s) (an "Alternative
Noteholder") (or, if such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder a Form W-8 (Certificate of Foreign Status of the U.S. Department of Treasury) (or any successor or related form adopted by the U.S. taxing authorities), together with an annual certificate stating that (i) such Alternative Noteholder or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code) and (ii) such Alternative Noteholder or beneficial owner, as the case may be, shall promptly notify the Borrower if at any time such Alternative Noteholder or beneficial owner, as the case may be, determines that it is no longer in a position to provide such certification to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purposes).

                  (f) An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 11.6(f).

                  (g) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders (including Alternative Noteholders) and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (h) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment to the Agent of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (i) Subject to Section 11.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the Transferee agreeing to be bound by the provisions of Section 11.16, any and all financial information in such Lender's possession concerning the Borrower and the Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries prior to becoming a party to this Agreement.

                  (j) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount, to the extent permitted by applicable law, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that, to the extent permitted by applicable law, the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 Counterparts; When Effective. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent. This Agreement shall become effective as of May 19, 1997 (such date herein referred to as the "Effective Date"), provided that (i) the Agent has received original counterparts hereof executed by the Borrower, the Agent and each Lender and (ii) each of the conditions precedent set forth in Section 6.1 have been satisfied.

                  11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

                  11.12 VENUE; SERVICE OF PROCESS. THE LENDER, THE BORROWER AND ITS SUBSIDIARIES, FOR THEMSELVES, THEIR SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREE AND CONSENT THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR THE OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR THE OBLIGATIONS BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, IRREVOCABLY WAIVE ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AGREE TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN DALLAS, TEXAS, IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE LENDER EVIDENCE THEREOF, IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS SET FORTH HEREIN, AND IRREVOCABLY AGREE THAT ANY LEGAL PROCEEDING AGAINST LENDERS ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR THE OBLIGATIONS SHALL BE BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ANY OF ITS SUBSIDIARIES IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

                  11.13 Acknowledgements. The Borrower and each Subsidiary hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on one hand, and the Borrower or any Subsidiary, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Subsidiaries and the Lenders.

                  11.14 WAIVERS OF JURY TRIAL. THE LENDERS, THE BORROWER AND ITS SUBSIDIARIES, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS WITH LENDERS RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND ITS SUBSIDIARIES
ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDERS' AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT LENDERS HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT LENDERS WILL CONTINUE TO RELY ON THIS WAIVER IN RELATED FUTURE DEALINGS. THE BORROWER AND ITS SUBSIDIARIES FURTHER WARRANT AND REPRESENT THAT THEY HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, RESTATEMENTS, REARRANGEMENTS, SUPPLEMENTS OR SUBSTITUTIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR THE NOTES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  11.15 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event any Lender ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower, its Subsidiaries, and Lenders shall, to the maximum extent permitted under applicable Law, treat all Loans as but a single extension of credit (and Lenders, the Borrower and the Borrower's Subsidiaries agree that such is the case and that provision herein for multiple Loans and for one or more Notes is for convenience only), characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Lenders shall refund such excess, and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent the laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "weekly rate ceiling" from time to time in effect under Article 5069-1D, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such
Article 5069-1D (or effective upon any other date otherwise specified by applicable law), the "monthly ceiling," the "quarterly ceiling," or "annualized ceiling" from time to time in effect under such Article 5069-1D, whichever that Lenders shall elect to substitute for the "weekly rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 5069-1D; and Lenders shall be entitled to make such election from time to time and one or more times and, without notice to the Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Article 5069-1D. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

                  11.16 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by or on behalf of the Borrower or any of the Subsidiaries pursuant to this Agreement or any other Loan Document; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Assignee or Participant, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  11.17 Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement and as such supersedes the Existing Credit Agreement (which Existing Credit Agreement amended and restated the Greyhound Agreement) in its entirety; provided, however, that in no event shall the Liens securing the Existing Credit Agreement or the Greyhound Agreement be deemed affected hereby, it being the intent and agreement of the Loan Parties that the Liens on the Collateral granted to secure the obligations of the Loan Parties under the Existing Credit Agreement and the Greyhound Agreement shall not be extinguished and shall remain legal, valid, binding and enforceable Liens against the Collateral securing the obligations of the Loan Parties under the Existing Credit Agreement and the Greyhound Agreement, as amended, restated and superseded in their entirety hereby.

                  11.18 FINAL AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

                            SIGNATURE PAGES FOLLOW.]

                  EXECUTED as of the day and year first mentioned.

                                             RADIO ONE, INC., the Borrower




                                             By:
                                                --------------------------------
                                                    Alfred C. Liggins
                                                    President


                                             NATIONSBANK OF TEXAS, N.A.,
                                             for itself as a Lender and as Agent

                                             By:
                                                --------------------------------
                                                    Whitney L. Busse
                                                    Vice President

                                  Schedule 1.1

                      Commitments and Addresses of Lenders

                                    TRANCHE A

FUNDING OFFICE OF AGENT:
-----------------------

NationsBank of Texas, N.A.
901 Main Street, 14th Floor
Dallas, Texas  75202
Attn:  Mickey McLean
Fax:  (214) 508-2515
Phone:  (214) 508-9192

ABA #111000025
Account #1292000883
Attn:  Corporate Credit Services
Ref:  Radio One

OFFICE OF ISSUING LENDER:
------------------------

NationsBank of Texas, N.A.
901 Main Street, 9th Floor
Dallas, Texas  75202
Attn:  L/C Department
Fax:  (214) 508-1814 (confirmation 214-508-3638)

NAME AND ADDRESS OF LENDERS:
---------------------------

---------------------------------------------------- -------------------------------- -------------------------
                                                                                            TRANCHE A
                                       TRANCHE A                                           SPECIFIED
NAME AND ADDRESS OF LENDER            COMMITMENT                                          PERCENTAGE
---------------------------------------------------- -------------------------------- -------------------------
NationsBank of Texas, N.A.                                            $5,000,000              100%
901 Main Street, 64th Floor
Dallas, Texas 75202
Attn: Whitney L. Busse
Fax: (214) 508-9390
---------------------------------------------------- -------------------------------- -------------------------

                                    TRANCHE B

FUNDING OFFICE OF AGENT:
-----------------------

NationsBank of Texas, N.A.
901 Main Street, 14th Floor
Dallas, Texas  75202
Attn:  Mickey McLean
Fax:  (214) 508-2515
Phone:  (214) 508-9192

ABA #111000025
Account #1292000883
Attn:  Corporate Credit Services
Ref:  Radio One

NAME AND ADDRESS OF ISSUING LENDER:
----------------------------------

NationsBank of Texas, N.A.
901 Main Street, 9th Floor
Dallas, Texas  75202
Attn:  L/C Department
Fax:  (214) 508-1814 (confirmation 214-508-3638)

NAME AND ADDRESS OF LENDERS:
---------------------------

--------------------------------------------------------------- ------------------------ --------------------------
                                                                                                  TRANCHE B
                                                                       TRANCHE B                 SPECIFIED
NAME AND ADDRESS OF LENDER                                            COMMITMENT                PERCENTAGE
--------------------------------------------------------------- ------------------------ --------------------------
NationsBank of Texas, N.A.                                               $2,500,000                 100%
901 Main Street, 64th Floor
Dallas, Texas 75202
Attn: Whitney L. Busse
Fax: (214) 508-9390
--------------------------------------------------------------- ------------------------ --------------------------

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            RADIO ONE LICENSES, INC.

                                ARTICLE I - Name

     The name of the corporation is Radio One Licenses, Inc. (hereinafter referred to as the "Corporation").

                         ARTICLE II - Registered Office

     The post office address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901. The name of the registered agent of the Corporation at that address is National Registered Agents, Inc.

                              ARTICLE III - Purpose

     The purpose of the Corporation is to acquire, operate, and maintain radio stations and television stations and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                           ARTICLE IV - Capital Stock

     Section IV.1. General. The total number of shares of capital stock (the "Capital Stock") which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $.01 per share, which shall be entitled to one vote per share on all matters presented for a vote of the stockholders of the Corporation.

                              ARTICLE V - Existence

     The Corporation is to have a perpetual existence.

                         ARTICLE VI - General Provisions

     Section VI.1. Dividends. The Board of Directors of the Corporation shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     Section VI.2. Issuance of Stock. The shares of all classes and series of Capital Stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its Capital Stock of any class or series to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its Capital Stock having a par value be capital provided that the amount of the part of such consideration so determined to be capital shall at least be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes and series of Capital Stock of the Corporation shall be and remain at all times nonassessable.

     The Board of Directors of the Corporation is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or Capital Stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase Capital Stock of the Corporation of any class or series upon such terms and during such period as the Board of Directors of the Corporation shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     Section VI.3. Inspection of Books and Records. The Board of Directors of the Corporation shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or the stockholders of the Corporation.

     Section VI.4. Location of Meetings, Books and Records. Except as otherwise provided in the Bylaws, the stockholders of the Corporation and the Board of Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

     Section VI.5. Board of Directors Meeting. The Board of Directors shall be comprised of the number of directors specified in the Corporation's Bylaws, and such directors shall be elected in the manner contemplated by such Bylaws.

                            ARTICLE VII - Amendments

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            ARTICLE VIII - Liability

     Section VIII.1. Limitation of Liability.

         (a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Delaware), and except as otherwise provided in the Corporation's Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Section VIII.2. Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide for broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Delaware), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in
Section 8.3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.2 of this ARTICLE VIII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that if and to the extent that the Board of Directors of the Corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee  is not  entitled  to be  indemnified  for such  expenses  under this
Section 8.2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

     Section VIII.3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section 8.2 of this ARTICLE VIII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VIII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 8.2 of this ARTICLE VIII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 8.2 of this ARTICLE VIII shall be the same procedure set forth in this Section 8.3 for directors or officers, unless otherwise set forth in the action of the Board of Directors of the Corporation providing for indemnification for such employee or agent.

     Section VIII.4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

     Section VIII.5. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another Corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a "subsidiary" for this ARTICLE VIII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

     Section VIII.6. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this
ARTICLE VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section VIII.7. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section VIII.8. Merger or Consolidation. For purposes of this ARTICLE VIII, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                      ARTICLE IX - Alien Ownership of Stock

     Section IX.1. Applicability. This ARTICLE IX shall be applicable to the Corporation so long as the provisions of Section 310 of the Communications Act of 1934, as the same may be amended from time to time (the "Communications Act") (or any successor, provisions thereto) are applicable to the Corporation. As used herein, the term "alien" shall have the meaning ascribed thereto by the Federal Communications Commission ("FCC") on the date hereof and in the future as Congress or the FCC may change such meaning form time to time. If the provisions of Section 310 of the Communications Act (or any successor provisions thereto) are amended, the restrictions in this ARTICLE IX shall be amended in the same way, and as so amended, shall apply to the Corporation. The Board of Directors of the Corporation may make such rules and regulations as it shall deem necessary or appropriate to enforce the provisions of this ARTICLE IX.

     Section IX.2. Voting. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of Capital Stock of the Corporation outstanding in any class or series entitled to vote on any matter before a meeting of stockholders of the Corporation shall at any time be for the account of aliens or their representatives or for the account of a foreign government or representative thereof, or for the account of any corporation organized under the laws of a foreign country.

     Section IX.3. Stock Certificates. Shares of Capital Stock issued to or held by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be represented by Foreign Share Certificates. All other shares of Capital Stock shall be represented by Domestic Share Certificates. All of such certificates shall be in such form not inconsistent with this Amended and Restated Certificate of Incorporation as shall be prepared or approved by the Board of Directors of the Corporation.

     Section IX.4. Limitation on Foreign Ownership. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of
Capital Stock of the Corporation outstanding shall at any time be owned of record by or for the account of aliens or their representatives or by or for the account of a foreign government or representatives thereof, or by or for the account of any corporation organized under the laws of a foreign country. Shares of Capital Stock shall not be transferable on the books of the Corporation to aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries if, as a result of such transfer, the aggregate number of shares of Capital Stock owned by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be more than twenty percent of the number of shares of Capital Stock then outstanding. If it shall be found by the Corporation that Capital Stock represented by a Domestic Share Certificate is, in fact, held by or for the account of aliens or their representative, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, then such Domestic Share Certificate shall be canceled and a new certificate representing such Capital Stock marked "Foreign Share Certificate" shall be issued in lieu thereof, but only to the extent that after such issuance the Corporation shall be in compliance with this ARTICLE IX; provided, however, that if, and to the extent, such issuance would violate this ARTICLE IX, then, the holder of such Capital Stock shall not be entitled to vote, to receive dividends, or to have any other rights with regard to such Capital Stock to such extent, except the right to transfer such Capital Stock to a citizen of the United States.

     Section IX.5. Transfer of Foreign Share Certificates. Any Capital Stock represented by Foreign Share Certificates may be transferred either to aliens or non-aliens. In the event that any Capital Stock represented by a certificate marked "Foreign Share Certificate" is sold or transferred to a non-alien, then such non-alien shall be required to exchange such certificate for a certificate marked "Domestic Share Certificate." If the Board of Directors of the Corporation reasonably determines that a Domestic Share Certificate has been or is to be transferred to or for the account of aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, the Corporation shall issue a new certificate for the shares of Capital Stock transferred to the transferee marked "Foreign Shares Certificate", cancel the old Domestic Share Certificate, and record the transaction upon its books, but only to the extent that after such transfer is complete, the Corporation shall be in compliance with this ARTICLE IX.

     Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the transfer or conversion of the Corporation=s Capital Stock, whether voluntary or involuntary, shall not be permitted, and shall be ineffective, if such transfer or conversion would (i) violate (or would result in violation of) the Communications Act or any of the rules or regulation promulgated thereunder or (ii) require the prior approval of the FCC, unless such prior approval has been obtained.

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 RADIO ONE, INC.

                                ARTICLE I - Name

     The name of the corporation is Radio One, Inc. (hereinafter referred to as the "Corporation").

                         ARTICLE II - Registered Office

     The post office address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901. The name of the registered agent of the Corporation at that address is National Registered Agents, Inc.

                              ARTICLE III - Purpose

     The purpose of the Corporation is to acquire, operate, and maintain radio stations and television stations and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                           ARTICLE IV - Capital Stock

     Section IV.1. General. The total number of shares of capital stock which the Corporation has authority to issue is 292,000 shares, consisting of: (i) 140,000 shares of 15% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred"), (ii) 150,000 shares of 15% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred," and together with the Series A Preferred, the "Preferred Stock"),
(iii) 1,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common"), and (iv) 1,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common," and together with the Class A Common, the "Common Stock"). The Preferred Stock and Common Stock are hereinafter sometimes collectively referred to as "Capital Stock." Certain capitalized terms used herein are defined in Section 4.4(c) of this ARTICLE IV below.

     Section IV.2. Preferred Stock. Except as otherwise provided in this Section
4.2 of this ARTICLE IV or as otherwise required by applicable law, all shares of Series A Preferred and Series B Preferred shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

         (a) Dividends.

              (i) General Obligation. To the extent permitted under the DGCL, the Corporation shall pay preferential cumulative dividends to the holders of the Preferred Stock as provided in this Section 4.2(a)(i) of this ARTICLE IV. Except as otherwise provided herein, dividends on each share of Preferred Stock (a "Preferred Share") shall accrue on a daily basis at the rate of 15% per annum (the "Dividend Rate") on the sum of (A) the Liquidation Value thereof plus (B) all unpaid accumulated dividends thereon, if any, from and including the date of issuance of such Preferred Share to and including the date on which the Liquidation Preference Amount of such Preferred Share is paid. Notwithstanding the foregoing, if the Corporation does not redeem all of the issued and outstanding Preferred Shares on the Mandatory Redemption Date (as defined in
Section 4.2(d)(i) of this ARTICLE IV) or, upon the occurrence of an Event of Noncompliance (as defined in the Preferred Stockholders' Agreement) (such failure to redeem or occurrence of an Event of Noncompliance, a "Noncompliance Event"), the Majority Holders may elect, by written notice to the Corporation, to have the Dividend Rate increase to 18% per annum (the "Noncompliance Dividend Rate") and dividends shall accrue on each Preferred Share on a daily basis at the Noncompliance Dividend Rate on the sum of (x) the Liquidation Value thereof plus (y) all unpaid accumulated dividends thereon, if any, commencing on the date of the occurrence of such Noncompliance Event (after the expiration of all applicable cure periods) and continuing until (I) such Default is cured pursuant to the terms of the Preferred Stockholders' Agreement or waived by the Majority Holders or (II) the date on which the Liquidation Preference Amount of such Preferred Share is paid. Dividends on Preferred Shares shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

              (ii) Special WPHI-FM Dividend.  Notwithstanding  the provisions of
Section 4.2(a)(i) of this ARTICLE IV, in the event the Corporation does not meet any performance target listed below relating exclusively to the operation of WPHI-FM, the Dividend Rate for each Preferred Share shall be increased to 17% per annum (the "Retroactive Dividend Rate") and dividends shall accrue on each Preferred Share on a daily basis at the Retroactive Dividend Rate on the sum of
(A) the Liquidation Value thereof plus (B) all unpaid accumulated dividends thereon, if any, for the period commencing on the date of issuance of such Preferred Share until (x) such time as the Corporation first meets a performance target at a subsequent date or such noncompliance is waived by the Majority Holders or (y) the date on which the Liquidation Preference Amount of such Preferred Share is paid:

           AS OF THE TWELVE-MONTH
               PERIOD ENDING                     BROADCAST CASH FLOW ($)
  ------------------------------------           -----------------------

                12/31/98                                  1,517
                 3/31/99                                  1,669
                 6/30/99                                  1,878
                 9/30/99                                  2,097

           AS OF THE TWELVE-MONTH
               PERIOD ENDING                     BROADCAST CASH FLOW ($)
  ------------------------------------           -----------------------
                12/31/99                                  2,346
                 3/31/00                                  2,446
                 6/30/00                                  2,583
                 9/30/00                                  2,727
                12/31/00                                  2,891
                 3/31/01                                  2,987
                 6/30/01                                  3,121
                 9/30/01                                  3,261
                12/31/01                                  3,419
                 3/31/02                                  3,451
                 6/30/02                                  3,494
                 9/30/02                                  3,539
                12/31/02                                  3,590
                 3/31/03                                  3,623
                 6/30/03                                  3,669
                 9/30/03                                  3,716
                12/31/03                                  3,770
     and in each calendar quarter
    thereafter for the immediately
      prior twelve-month period
        through the Mandatory
              Redemption



Any right to receive dividends on a Preferred Share at the Retroactive Dividend Rate shall transfer with each such Preferred Share.

              (iii) Dividend Reference Date. To the extent not paid on December 31 of each year, beginning December 31, 1997 (the "Dividend Reference Date"), all dividends which have accrued on each Preferred Share issued and outstanding during the one-year period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Preferred Share until paid. All dividends paid on a Preferred Share shall be applied first to, and to the extent of, unpaid dividends that have accrued (but which have not been accumulated) and then to, and to the extent of, accumulated dividends, if any.

              (iv) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of unpaid dividends accrued on the Preferred Shares then outstanding, such payment shall be distributed ratably among the holders thereof based upon the aggregate amount of accumulated and accrued but unpaid dividends on the Preferred Shares held by each such holder.

         (b) Liquidation. Upon any Liquidation of the Corporation, provided all indebtedness for money borrowed of the Corporation (including, without limitation, the Senior Indebtedness) has been finally and indefeasibly paid in full in cash, each holder of Preferred Shares shall be entitled to be paid in cash, before and in preference to any distribution or payment of any asset, capital, surplus or earnings of the Corporation is made to the holders of other Capital Stock, an amount equal to the aggregate Liquidation Preference Amount of the Preferred Shares held by such holder, and the holders of Preferred Shares shall not be entitled to any other payment in respect of their Preferred Shares. If upon any such Liquidation of the Corporation, the funds to be distributed among the holders of the Preferred Shares are insufficient to permit payment to such holders of the aggregate Liquidation Preference Amount for such Preferred Shares in cash, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders based on the aggregate Liquidation Preference Amount of the Preferred Shares held by each such holder. The Corporation shall provide written notice of any such Liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Shares.

         (c) Priority of Preferred Stock. So long as any Preferred Share remains outstanding, neither the Corporation nor any Subsidiary of the Corporation shall redeem, purchase or otherwise acquire directly or indirectly, or set apart funds for the redemption, purchase or acquisition of, any other Capital Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any other Capital Stock (other than a dividend payable solely in Junior Securities); provided, however, notwithstanding the foregoing, the Corporation may purchase Junior Securities in accordance with the provisions of the Warrantholders' Agreement.

         (d) Redemptions.

              (i) Mandatory Redemption. On May 29, 2005 (the "Mandatory Redemption Date"), the Company will be required, subject to applicable law, to redeem all issued and outstanding Preferred Shares, together with any and all accumulated and accrued but unpaid dividends thereon.

              (ii) Redemptions at the Option of the Corporation. The Corporation shall have the right (but not the obligation) to redeem issued and outstanding Preferred Shares, subject to applicable law, as follows:

                   (A) the Corporation may at any time, and from time to time, redeem all or a portion of the issued and outstanding shares of Series A Preferred; provided, however, that upon the timely delivery of a Participation Notice as set forth in clause (v) of this Section 4.2(d), any holder of shares of Series B Preferred shall have the right to participate in such redemption and the number of Preferred Shares to be redeemed from each holder of Series A
Preferred and each holder of Series B Preferred that has delivered a timely Participation Notice shall be the number of Preferred Shares determined by multiplying the total number of Preferred Shares the Corporation has elected to redeem as specified in the Final Redemption Notice by a fraction, the numerator of which shall be the total number of shares of Series A Preferred held by such holder or the total number of shares of Series B Preferred specified in such holder's timely delivered Participation Notice, as the case may be, and the denominator of which shall be the sum of the total number of outstanding shares of Series A Preferred and the number of shares of Series B Preferred that are the subject of timely delivered Participation Notices;

                   (B) the Corporation may at any time, and from time to time, redeem issued and outstanding Preferred Shares having an aggregate Liquidation Value of up to $2,000,000, provided that the Corporation has paid all accumulated and accrued but unpaid dividends on all of the outstanding Preferred Shares in full simultaneously with or prior to such redemption; and

                   (C) on or after June 6, 1999, the Corporation may at any time, and from time to time, redeem all or any portion of the issued and outstanding Preferred Shares.

              (iii) Redemption at the Option of the Holders of Preferred Shares. The Majority Holders shall have the right (but not the obligation) to require the Corporation (and if the Majority Holders exercise such right, the Corporation shall be obligated) to redeem issued and outstanding Preferred Shares, subject to applicable law, as follows:

                   (A) if permitted by the terms of the Debt Agreements, upon the consummation of an Initial Public Offering, the Majority Holders may require the Company to apply an amount not to exceed the Net Cash Proceeds received by the Corporation from the Initial Public Offering to redeem the maximum number of Shares of Preferred Stock that may be redeemed given the amount elected by the Majority Holders to be so applied; and

                   (B) after all outstanding indebtedness for money borrowed of the Corporation (including, without limitation, the Senior Indebtedness) has been finally and indefeasibly paid in full in cash and any commitment to fund related thereto shall have been terminated, if a Redemption Event (as defined in the Preferred Stockholders' Agreement) is existing, the Majority Holders may require the Company to redeem all or any portion of the outstanding Preferred Shares.

              (iv) Redemption  Payment.  For each Preferred Share which is to be redeemed, the Corporation shall pay to the holder thereof on the Redemption Date (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Preference Amount. If the funds of the Corporation legally available for redemption of Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Preferred Shares ratably among the holders of the Preferred Shares to be redeemed based upon the aggregate Liquidation Preference Amount held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem the balance of the Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

              (v) Notice of Redemption on the Mandatory Redemption Date. After September 1, 2004, and on or prior to November 29, 2004, the Corporation shall give written notice (a "Mandatory Redemption Notice") by mail, postage prepaid, overnight courier or facsimile to the holders of the then outstanding Preferred Shares at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation, which notice shall set forth the

Mandatory Redemption Date and the Liquidation Preference Amount for each Preferred Share. The Mandatory Redemption Notice shall further call upon such holders to surrender to the Corporation on or before the Mandatory Redemption Date at the place designated in the notice such holder's certificate or certificates representing the Preferred Shares to be redeemed on the Mandatory Redemption Date or an indemnification and loss certificate therefor. On or before the Mandatory Redemption Date, each holder of Preferred Shares to be redeemed shall surrender the certificate evidencing such shares, or such indemnification and loss certificate, to the Corporation.

              (vi) Notice of Redemption at the Election of the Corporation. The Corporation shall provide prior written notice (the "Redemption Notice") of any redemption of Preferred Shares to each record holder of Preferred Shares not more than 60 nor less than 30 days prior to the date on which a redemption of Preferred Shares is expected to be made pursuant to Section 4.2(d)(ii), and which shall set forth the series and number of Preferred Shares to be redeemed, the date on which such redemption is to take place and the Liquidation Preference Amount for each Preferred Share on such date. Such Redemption Notice shall be sent by mail, postage prepaid, overnight courier or facsimile to the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice. The Redemption Notice shall further call upon such holders to surrender to the Corporation or before the applicable Redemption Date at the place designated in the Redemption Notice such holder's certificate or certificates representing the shares to be redeemed on the applicable Redemption Date or an indemnification and loss certificate therefor. On or before the applicable Redemption Date, each holder of Preferred Shares called for redemption shall surrender the certificate evidencing such Preferred Shares, or such indemnification and loss certificate, to the Corporation. With respect to any election by the Corporation to redeem all or any portion of the Series A Preferred pursuant to Section 4.2(d)(ii)(A) of this ARTICLE IV, (A) any holders of Series B Preferred that intend to participate in such redemption shall provide written notice of such intention to the Corporation (the "Participation Notice") within five days of receipt of a Redemption Notice, and such Participation Notice shall set forth the number of shares of Series B Preferred that such holder desires to have redeemed by the Corporation, and (B) if the Corporation receives any timely Participation Notices, the Corporation may elect either (a) to redeem the number of Preferred Shares originally set forth in its Redemption Notice or (b) to redeem a greater number of Preferred Shares. Upon making such election, the Corporation shall provide written notice to each holder of Preferred Shares setting forth the total number of Preferred Shares the Corporation has so elected to redeem and the Series and number of Preferred Shares that shall be redeemed from each holder of Series A Preferred and each holder of Series B Preferred that has delivered a timely Participation Notice no later than two days prior to the applicable Redemption Date (the "Final Redemption Notice").

              (vii) Notice of Redemption at the Election of the Holders. With respect to any election by the Majority Holders to cause the Corporation to redeem all or any portion of the issued and outstanding Preferred Shares pursuant to Section 4.2(d)(iii) of this ARTICLE IV, the Majority Holders shall provide written notice of such election to the Corporation not more than 60 nor less than 30 days prior to the date on which such redemption is to be made and such notice shall set forth the number of Preferred Shares to be redeemed and the date on which such redemption is to take place (the "Put Notice"). The Corporation shall notify the record holders of Preferred Shares promptly of (A) the commencement of the Initial Public Offering (and the amount of Net Cash

Proceeds received therefrom) and (B) the first date on which all outstanding indebtedness for money borrowed of the Corporation (including, without limitation, the Senior Indebtedness) has been finally and indefeasibly paid in full in cash and any commitment to fund related thereto shall have been terminated.

              (viii) Determination of the Number of Each Holder's Preferred Shares to be Redeemed. Except in redemptions pursuant to Section 4.2(d)(ii)(A) of this ARTICLE IV, the number of Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Preferred Shares determined by multiplying the total number of Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then issued and outstanding. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Preferred Shares.

              (ix) Dividends After Redemption Date. No Preferred Share is entitled to any dividends that accrue after the date on which the Liquidation Preference Amount of such Preferred Share is paid to the holder thereof. On such date all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall not be deemed to be issued and outstanding.

              (x) Redeemed or Otherwise Acquired Preferred Shares. Any Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

              (xi) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of Preferred Shares owned by each such holder.

         (e) Voting Rights. Except as provided in ARTICLE VII of this Amended and Restated Certificate of Incorporation or as otherwise required by applicable law, the holders of Preferred Shares shall have no right to vote on any matters to be voted on by the Corporation's stockholders.

         (f) Restrictions and Limitations. For so long as any Preferred Share is outstanding, without the written consent of the Majority Holders, the Corporation shall not fail to comply with Sections 6.1, 6.3, 6.4, 6.7 and 6.11 of the Preferred Stockholders' Agreement.

     Section IV.3. Common Stock. Except as otherwise provided in Section 4.3 of this ARTICLE IV or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

         (a) Voting Rights. At every meeting of the stockholders, except as specifically otherwise required by law, the holders of Class A Common shall be entitled to one vote per share on all matters presented for a vote of the stockholders of the Corporation. Except to the extent provided in ARTICLE VII of this Amended and Restated Certificate of Incorporation or as required by applicable law, the holders of Class B Common shall have no right to vote on any matter presented for a vote of the stockholders of the Corporation (including, without limitation, the election or removal of directors of the Corporation), and Class B Common shall not be included in determining the number of shares voting or entitled to vote on such matters. The Board of Directors of the Corporation shall have concurrent power with the holders of Class A Common to adopt, amend or repeal the Bylaws of the Corporation. A consolidation or merger, or the sale, lease, exchange, mortgage, pledge, or other disposition of all, or substantially all, of the property or assets of the Corporation, if not made in the usual and regular course of its business, shall require a resolution adopted by a majority of the Board of Directors of the Corporation and the authorization of an affirmative vote of at least two-thirds of the outstanding shares of Class A Common.

         (b) Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share for each such class of Common Stock; provided that (i) if dividends are declared or paid in shares of Common Stock, the dividends payable to the holders of Class A Common shall be payable in shares of Class A Common and the dividends payable to the holders of Class B Common shall be payable in shares of Class B Common and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common is convertible into the Class A Common. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

         (c) Reservation. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock Class A Common and Class B Common in a quantity sufficient to provide for the conversion of all outstanding shares of the Class A Common and Class B Common into Class B Common and Class A Common, respectively.

         (d) Conversion of Common Stock.


              (i) General Provisions. Subject to the terms and conditions stated herein, the holder of any shares of either Class A Common or Class B Common shall have the right at any time, at such holder=s option, to convert all or a portion of the shares of the class of Common Stock so held into the same number of shares of the other class of Common Stock. Such right of conversion shall be exercised (A) by giving written notice (the "Notice") to the Corporation at least ten (10) days prior to the Conversion Date (as defined below) specified therein that the holder elects to convert a stated number of shares of Class A Common or Class B Common into shares of the other class of Common Stock on the date specified in such Notice or on such later date following any Deferral Period (as defined below) on which conversion may occur (the "Conversion Date") and

(B) by surrendering the certificate or certificates representing at least the number of shares of Class A Common or Class B Common to be converted to the Corporation at its principal office at any time during the usual business hours on or before the Conversion Date, duly endorsed in blank by the owner of the certificate so surrendered, together with a statement of the name or names (with addresses) of the Person or Persons in whose name or names the certificate or certificates for shares issued on conversion shall be registered. Promptly after receipt of the Notice, the Corporation shall send written notice of such holder=s intent to convert to each other registered holder of any shares of Class A Common or Class B Common at such other holder=s address as shown on the stock transfer records of the Corporation. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any share of Class A Common or take any other action affecting the voting rights of such share if such action will increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any Regulated Stockholder which requested that the Corporation take such action) and the effect thereof would cause such Regulated Stockholder and its Affiliates to hold in the aggregate 5% or more of the outstanding shares of Class A Common unless the Corporation gives written notice (the "Deferral Notice") of such action to each such Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action, for a period of 30 days (the "Deferral Period") after giving the Deferral Notice in order to allow each such Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote. If any such Regulated Stockholder then elects to convert any shares of Class A Common into shares of Class B Common, it shall notify the Corporation in writing within 20 days of the issuance of the Deferral Notice, in which case the Corporation shall promptly notify from time to time each other Regulated Stockholder holding shares of Common Stock of each proposed conversion and the proposed transaction and each Regulated Stockholder may notify the Corporation in writing of its election to convert shares of Class A Common into Class B Common at any time prior to the end of the Deferral Period. The Corporation shall effect the conversions requested by all Regulated Stockholders in response to the Deferral Notice and the notices issued pursuant to the immediately proceeding sentence at the end of the Deferral Period.

              (ii) Regulated Stockholders. No Regulated Stockholder shall exercise its rights as a holder of shares of Class B Common to convert such shares into shares of Class A Common, or otherwise acquire shares of Class A Common, if, after giving effect to such exercise, such Regulated Stockholder and its Affiliates would own 5% or more of the outstanding Class A Common; provided, however, that the foregoing restrictions shall cease and terminate as to any shares of Class B Common or any Regulated Stockholder, when, in the opinion of counsel reasonably satisfactory to the Corporation, such restrictions are no longer required in order to assure compliance with Regulation Y or when
Regulation Y shall cease to be in effect. The Corporation shall rely conclusively on a certificate of a Regulated Stockholder as to whether or not a conversion of shares of Class B Common into, or an acquisition of, shares of Class A Common will be in compliance with the provisions of the immediately preceding sentence, and, notwithstanding the immediately preceding sentence, to the extent not inconsistent with Regulation Y, such conversion rights may be exercised or shares of Class A Common may be so acquired in the event that: (A) the Corporation shall vote to merge or consolidate with or into any other Person and, after giving effect to such merger or consolidation, such Regulated Stockholder and its Affiliates would not own 5% or more of the outstanding voting securities of the surviving Person; (B) such Regulated Stockholder desires to sell shares of Class A Common into which all or part of its shares of Class B Common are to be converted in connection with any proposed purchase of Class A Common by another Person (other than a Regulated Stockholder or an Affiliate thereof); or (C) such Regulated Stockholder intends to sell shares of Class A Common into which all or part of its shares of Class B Common are to be converted pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), which has been declared effective.

              (iii) Surrender of Certificates. Subject to the other provisions of this Section 4.3 of this ARTICLE IV and of ARTICLE IX of this Amended and Restated Certificate of Incorporation, promptly after (A) the Conversion Date and (B) the surrender of such certificate or certificates representing the share or shares of Class A Common or Class B Common to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder requesting conversion, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of the class of Common Stock issuable upon the conversion of such share or shares, together with a certificate or certificates evidencing any balance of the shares of the class surrendered to the Corporation but not then being converted. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the later of the Conversion Date or the date upon which the Corporation shall have received the certificate or certificates representing the shares to be converted, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or person in whose name or names any certificate or certificates for shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such shares of Class A Common or Class B Common, as the case may be.

         (e) Listing. If the shares of Class A Common required to be reserved for the purpose of conversion hereunder require listing on any national securities exchange, before such shares are issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its commercially reasonable best efforts to cause such shares to be listed or duly approved for listing on such national securities exchange.

         (f) No Charge. The issuance of certificates representing Common Stock upon conversion of Class A Common or Class B Common as hereinabove set forth shall be made without charge or any expense or issuance tax in respect thereof; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted.

         (g) No Interference. Except as otherwise provided in ARTICLE IX of this Amended and Restated Certificate of Incorporation, the Corporation will not close its books against the transfer of any share of Common Stock or of any of the shares of Common Stock issued or issuable upon the conversion of such shares of Common Stock in any manner which interferes with the timely conversion of any of such shares.

         (h) Mergers, Consolidations. In the case of a merger or consolidation which reclassifies or changes the shares of Common Stock, or in the case of the consolidation or merger of the Corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of the Corporation to another corporation or corporations, each share of Class B Common shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of shares of Class A Common would have been entitled upon such reclassification, change, consolidation, merger or transfer, and, in any such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Class B Common to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares of stock or other securities on property thereafter deliverable upon the conversion of shares of Class B Common. In case of any such merger or consolidation, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligation to deliver, upon conversion of the Class B Common, such stock or other securities or property as the holders of the Class B Common remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights provided for in this ARTICLE IV. The Corporation shall not be party to any merger, consolidation or recapitalization pursuant to which any Regulated Stockholder would be required to take (A) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder, or (B) any securities convertible into voting securities which if such conversion took place would cause such Regulated Stockholder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

         (i) Liquidation, Dissolution or Winding Up. Subject to the provisions of the Preferred Stock, in the event of any Liquidation of the Corporation, all remaining assets of the Corporation shall be distributed to holders of the Common Stock pro rata at the same rate per share of each class of Common Stock according to their respective holdings of shares of the Common Stock.

     Section IV.4. Miscellaneous. Subject to the provisions of ARTICLE IX of this Amended and Restated Certificate of Incorporation:

         (a) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Capital Stock. Upon the surrender of any certificate representing Capital Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such Capital Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the original holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         (b) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class or series of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         (c) Definitions. The following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (it being understood that for purposes of this definition, the term "control" (including with correlative meaning the terms "controlling,"
"controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise).

         "Broadcash Cash Flow" has the meaning given to such term in the Preferred Stockholders' Agreement.

         "Debt Agreements" means, collectively, the Indenture, the Senior Loan Agreement, and any other agreement governing indebtedness for borrowed money of the Corporation permitted by the Preferred Stockholders' Agreement.

         "Indenture" means that certain Indenture, dated as of May 15, 1997, pursuant to which the Corporation issued 12% Senior Subordinated Notes due 2004.

         "Initial Public Offering" means the first sale by the Corporation of Common Stock of the Corporation to the public in an offering pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the 1933 Act, as then in effect; provided that an Initial Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

         "Investors" means the New Investors and the Original Investors.

         "Junior Securities" means (i) any class or series of Capital Stock of the Corporation, whether now existing or hereafter authorized, that is junior to any of the Series A Preferred or the Series B Preferred in priority with respect to dividends or distributions or upon Liquidation, and (ii) any rights, warrants, options, convertible or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, any class or series of capital stock described in clause (i) of this definition, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "Liquidation" with respect to the Corporation, means the liquidation, dissolution or winding up of the Corporation. Except as permitted under the Preferred Stockholders' Agreement, a consolidation, merger or capital reorganization of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite stockholder approval or (ii) a merger in which the beneficial owners of the Corporation's outstanding Capital Stock immediately prior to such transaction (assuming for this purpose that all outstanding warrants, options and other securities convertible into Capital Stock that are outstanding at such time have been exercised or converted, as applicable) hold no less than fifty-one percent (51%) of the voting power of the resulting entity) or a sale, transfer or other disposition of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation, and shall constitute a Liquidation.

         "Liquidation Preference Amount" means, with respect to a Preferred Share, the Liquidation Value for such Preferred Share plus all accumulated and accrued but unpaid dividends on such Preferred Share.

         "Liquidation Value" of any Preferred Share shall be equal to $100.00.

         "Majority Holders" means, collectively, the holders of a majority of the issued and outstanding Preferred Shares as of the date of determination.

         "Management   Investors"  means,   collectively,   Alfred  C.  Liggins,
Catherine L. Hughes, and Jerry A. Moore III.

         "Net Cash Proceeds" means the gross cash proceeds actually received by the Corporation from an Initial Public Offering, net of attorneys' fees, accountants' fees, all discounts, underwriters' commissions, brokerage, consultant or other customary fees and commissions, and all other reasonable fees and expenses actually incurred by the Corporation in connection with such Initial Public Offering.

         "New Investors" means, collectively, Alta Subordinated Debt Partners III, L.P., BancBoston Investments Inc. and Grant Wilson.

         "Original Investors" means, collectively, Syncom Capital Corporation, Alliance Enterprise Corporation, Greater Philadelphia Venture Capital Corporation, Inc., Opportunity Capital Corporation, Capital Dimensions Venture Fund, Inc., TSG Ventures Inc. and Fulcrum Venture Capital Corporation.

         "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated association and any other entity or organization.

         "Preferred Stockholders' Agreement" means that certain Preferred Stockholders' Agreement, dated as of May 14, 1997, by and among the Corporation, the Original Investors, the New Investors and the Management Investors, as the same may be amended from time to time.

         "Redemption Date" as to any Preferred Share means the date specified in any Redemption Notice or Put Notice, as applicable; provided, that no such date shall be a Redemption Date unless the Liquidation Preference Amount is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

         "Regulated Stockholder" means any stockholder that is subject to the provisions of Regulation Y and which holds shares of Common Stock of the Corporation, so long as such stockholder shall hold, and only with respect to, such shares of Common Stock or shares issued upon conversion of such shares.

         "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation.

         "Senior Indebtness" has the meaning given to such term in that certain Standstill Agreement, effective as of May 19, 1997, among the Companies, Liggins, Hughes, Moore, Syncom Capital Corporation, Alliance Enterprise Corporation, Greater Philadelphia Venture Capital Corporation, Inc., Opportunity Capital Corporation, Capital Dimensions Venture Fund, Inc., TSG Ventures Inc., Fulcrum Venture Capital Corporation, Alta Subordinated Debt Partners III, L.P., BancBoston Investments Inc., Grant M. Wilson, NationsBank of Texas, N.A., and United States Trust Company of New York.

         "Senior Loan Agreement" has the meaning given to such term in the Preferred Stockholders' Agreement.

         "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

         "Warrantholders' Agreement" means that certain Warrantholders= Agreement, dated as of June 6, 1995, by and among the Corporation, the Subsidiaries of the Corporation party thereto, the Original Investors, the New Investors and the Management Investors, as amended by the First Amendment to Warrantholders' Agreement dated as of May 19, 1997, and as thereafter amended from time to time.

                             ARTICLE V - Existence

     The Corporation is to have a perpetual existence.

                         ARTICLE VI - General Provisions

     Section VI.1. Dividends. The Board of Directors of the Corporation shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     Section VI.2. Issuance of Stock. The shares of all classes and series of Capital Stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its Capital Stock of any class or series to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its Capital Stock having a par value be capital provided that the amount of the part of such consideration so determined to be capital shall at least be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes and series of Capital Stock of the Corporation shall be and remain at all times nonassessable.

     The Board of Directors of the Corporation is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or Capital Stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase Capital Stock of the Corporation of any class or series upon such terms and during such period as the Board of Directors of the Corporation shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     Section VI.3. Inspection of Books and Records. The Board of Directors of the Corporation shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or the stockholders of the Corporation.

     Section VI.4. Location of Meetings, Books and Records. Except as otherwise provided in the Bylaws, the stockholders of the Corporation and the Board of Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

     Section VI.5. Board of Directors Meeting. The Board of Directors shall be comprised of the number of directors specified in the Corporation's Bylaws, and such directors shall be elected in the manner contemplated by such Bylaws.

                            ARTICLE VII - Amendments

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing or anything contained in this Amended and Restated Certificate of Incorporation to the contrary, no amendment, modification or waiver shall be binding or effective with respect to any provision of (i) Section 4.2 of ARTICLE IV (or any definitions used therein) or clause (i) of this ARTICLE VII without the prior written consent of the Majority Holders at the time such action is taken, (ii) Section 4.3 of ARTICLE IV (or any definitions used therein) or clause (ii) of this ARTICLE VII without the prior written consent of the Majority Holders and holders of a majority of the Common Stock outstanding at the time such action is taken, or (iii) ARTICLE VIII or clause (iii) of this ARTICLE VII without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common of the Corporation and the prior written consent of the Majority Holders; provided, that no such action under clause (iii) of this ARTICLE VII shall change (A) the redemption, conversion, voting or other rights of any class or series of Preferred Stock without the prior written consent of the holders of a majority of each such class or series of Preferred Stock then outstanding, (B) the conversion or voting rights of any class of Common Stock without the prior written consent of the holders of a majority of each class of Common Stock then outstanding, and (C) the percentage required to approve any amendment, modification or waiver described herein, without the prior written consent of holders of that percentage of the class or series of Capital Stock then required to approve such amendment, modification or waiver.

                            ARTICLE VIII - Liability

     Section VIII.1. Limitation of Liability.

         (a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Delaware), and except as otherwise provided in the Corporation's Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Section VIII.2. Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide for broader indemnification rights than permitted as of the date this Amended and Restated Certificate of Incorporation is filed with the State of Delaware), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in
Section 8.3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.2 of this ARTICLE VIII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that if and to the extent that the Board of Directors of the Corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

     Section VIII.3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section 8.2 of this ARTICLE VIII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VIII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section
8.2 of this ARTICLE VIII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 8.2 of this ARTICLE VIII shall be the same procedure set forth in this Section 8.3 for directors or officers, unless otherwise set forth in the action of the Board of Directors of the Corporation providing for indemnification for such employee or agent.

     Section VIII.4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

     Section VIII.5. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another Corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a "subsidiary" for this ARTICLE VIII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

     Section VIII.6. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this
ARTICLE  VIII shall apply to claims
made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section VIII.7. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section VIII.8. Merger or Consolidation. For purposes of this ARTICLE VIII, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                      ARTICLE IX - Alien Ownership of Stock

     Section IX.1. Applicability. This ARTICLE IX shall be applicable to the Corporation so long as the provisions of Section 310 of the Communications Act of 1934, as the same may be amended from time to time (the "Communications Act") (or any successor, provisions thereto) are applicable to the Corporation. As used herein, the term "alien" shall have the meaning ascribed thereto by the Federal Communications Commission ("FCC") on the date hereof and in the future as Congress or the FCC may change such meaning form time to time. If the provisions of Section 310 of the Communications Act (or any successor provisions thereto) are amended, the restrictions in this ARTICLE IX shall be amended in the same way, and as so amended, shall apply to the Corporation. The Board of Directors of the Corporation may make such rules and regulations as it shall deem necessary or appropriate to enforce the provisions of this ARTICLE IX.

     Section IX.2. Voting. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of Capital Stock of the Corporation outstanding in any class or series entitled to vote on any matter before a meeting of stockholders of the Corporation shall at any time be for the account of aliens or their representatives or for the account of a foreign government or representative thereof, or for the account of any corporation organized under the laws of a foreign country.

     Section IX.3. Stock Certificates. Shares of Capital Stock issued to or held by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be represented by Foreign Share Certificates. All other shares of Capital Stock shall be represented by Domestic Share Certificates. All of such certificates shall be in such form not inconsistent with this Amended and Restated

Certificate of Incorporation as shall be prepared or approved by the Board of Directors of the Corporation.

     Section IX.4. Limitation on Foreign Ownership. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of
Capital Stock of the Corporation outstanding shall at any time be owned of record by or for the account of aliens or their representatives or by or for the account of a foreign government or representatives thereof, or by or for the account of any corporation organized under the laws of a foreign country. Shares of Capital Stock shall not be transferable on the books of the Corporation to aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries if, as a result of such transfer, the aggregate number of shares of Capital Stock owned by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be more than twenty percent of the number of shares of Capital Stock then outstanding. If it shall be found by the Corporation that Capital Stock represented by a Domestic Share Certificate is, in fact, held by or for the account of aliens or their representative, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, then such Domestic Share Certificate shall be canceled and a new certificate representing such Capital Stock marked "Foreign Share Certificate" shall be issued in lieu thereof, but only to the extent that after such issuance the Corporation shall be in compliance with this ARTICLE IX; provided, however, that if, and to the extent, such issuance would violate this ARTICLE IX, then, the holder of such Capital Stock shall not be entitled to vote, to receive dividends, or to have any other rights with regard to such Capital Stock to such extent, except the right to transfer such Capital Stock to a citizen of the United States.

     Section IX.5. Transfer of Foreign Share Certificates. Any Capital Stock represented by Foreign Share Certificates may be transferred either to aliens or non-aliens. In the event that any Capital Stock represented by a certificate marked "Foreign Share Certificate" is sold or transferred to a non-alien, then such non-alien shall be required to exchange such certificate for a certificate marked "Domestic Share Certificate." If the Board of Directors of the Corporation reasonably determines that a Domestic Share Certificate has been or is to be transferred to or for the account of aliens or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries, the Corporation shall issue a new certificate for the shares of Capital Stock transferred to the transferee marked "Foreign Shares Certificate", cancel the old Domestic Share Certificate, and record the transaction upon its books, but only to the extent that after such transfer is complete, the Corporation shall be in compliance with this ARTICLE IX.

     Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the transfer or conversion of the Corporation=s Capital Stock, whether voluntary or involuntary, shall not be permitted, and shall be ineffective, if such transfer or conversion would (i) violate (or would result in violation of) the Communications Act or any of the rules or regulation promulgated thereunder or (ii) require the prior approval of the FCC, unless such prior approval has been obtained.

     Section 6. Chairman of the Board. The chairman shall preside at all meetings of the board of directors and all meetings of the stockholders and shall have such other powers and perform such duties as may from time to time be assigned to him by the board of directors.

     Section 7. The Chief Executive Officer. The chief executive officer of the corporation shall have such powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors.

     The chief executive officer shall have overall management of the business of the corporation and its subsidiaries and shall see that all orders and resolutions of the boards of directors of the corporation and its subsidiaries are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer shall have general powers of supervision and shall be the final arbitrator of all differences among officers of the corporation and its subsidiaries, and such decision as to any matter affecting the corporation and its subsidiaries subject only to the boards of directors.

     Section 8. The President. The president shall have such powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors.

     The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the corporation, and such decision as to any matter affecting the corporation subject only to the board of directors.

     Section 9. Vice Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may, from time to time, determine or these bylaws may prescribe.

     Section 10. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be; shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any


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



instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 11. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

          ARTICLE X - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     Section 1. Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide for broader indemnification rights than permitted as of the date of these bylaws), against all expense,


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



liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this
ARTICLE V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 of this ARTICLE V shall be a contract right and shall include the obligation of the corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that if and to the extent that the board of directors of the corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

     Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the corporation or advance of expenses under Section 1 of this
ARTICLE V shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to
Section 1 of this ARTICLE V, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 1 of this ARTICLE V shall be the same procedure set forth in this Section 2 for directors or officers, unless otherwise set forth in the action of the board of directors of the corporation providing for indemnification for such employee or agent.

     Section 3. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

     Section 4. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the corporation (hereinafter a "subsidiary" for purposes of this ARTICLE V) shall be conclusively presumed to be serving in such capacity at the request of the corporation.

     Section 5. Reliance. Persons who after the date of the adoption of these bylaws become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE V in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section 6. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under these bylaws or the corporation's certificate of incorporation or under any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 7. Merger or Consolidation. For purposes of this ARTICLE V, references to "the corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


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



                       ARTICLE VI - CERTIFICATES OF STOCK

     Section 1. Form. Subject to ARTICLE X of the certificate of incorporation, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president, and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimile. In case any officer or officers have signed a certificate or certificates, or whose facsimile signature or signatures have been used on certificate or certificates, shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used on such certificate or certificates had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or cancelled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.

     Section 2. Lost Certificates. Subject to ARTICLE X of the certificate of incorporation, the board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. Fixing a Record Date. The board of directors may fix in advance a record date for the determination of stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof; stockholders entitled to consent to corporate action in writing without a meeting; stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or entitled to exercise any rights in respect to any change, conversion or exchange of stock; or, for the purpose of any other lawful action, which record date may not precede the date on which the resolution fixing such record date is adopted by the board of directors. The record date for the


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



determination of stockholders entitled to notice of, and to vote at, a meeting of stockholders shall not be more than 60 days nor less than 10 days before the date of such meeting. The record date for the determination of stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for the determination of stockholders with respect to any other action shall not be more than 60 days before the date of such action. If no record date is fixed: the record date for determining stockholders entitled to notice of, and to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporate action in writing without a meeting when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and, the record date for determining stockholders with respect to any other action shall be the close of business on the day on which the board of directors adopts the resolution relating thereto.

                        ARTICLE VII - GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, repair or maintain any property of the corporation, or for any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

     Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be


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



deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president or the vice president, unless the board of directors specifically confers authority to vote with respect thereto upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 9. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 10. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                            ARTICLE VIII - AMENDMENTS

     These bylaws may be amended, altered or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote, provided that the affirmative vote of the holders of a majority of the shares of common stock of the corporation then entitled to vote shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Section 1 or 3 of
ARTICLE III or this ARTICLE VIII. The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.





                                       13